UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

BIORESTORATIVE THERAPIES, INC.
 (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BIORESTORATIVE THERAPIES, INC.
40 Marcus Drive, Suite One
Melville, New York 11747
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 30, 2019
To the Stockholders of BioRestorative Therapies, Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BioRestorative Therapies, Inc., a Delaware corporation (the “Company”), will be held on May 30, 2019 at 90 Merrick Avenue, 9th Floor, East Meadow, New York, at 4:00 p.m., local time, for the following purposes:
1.	To elect two Class II directors to hold office until the 2022 Annual Meeting of Stockholders.

2.	To hold a non-binding advisory vote on the Company’s executive compensation.

3.	To amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 150,000,000.

4.
To approve an amendment to the Company’s 2010 Equity Participation Plan (the “Plan”) to increase the number of shares of common stock authorized to be issued pursuant to the Plan from 10,000,000 to 20,000,000.

5.
To approve amendments to the Certificate of Incorporation of the Company, and authorize the Board of Directors of the Company to select and file one such amendment, to effect a reverse stock split of the Company’s common stock at a ratio of not less than 1-for-2 and not more than 1-for-20, with the Board of Directors of the Company having the discretion as to whether or not the reverse stock split is to be effected, and with the exact ratio of any reverse stock split to be set at a whole number within the above range as determined by the Company’s Board of Directors in its discretion (the “Reverse Stock Split Proposal”).

6.
To authorize the Board of Directors of the Company, in the event the Reverse Stock Split Proposal is approved, in its discretion, to reduce the number of shares of common stock authorized to be issued by the Company in proportion to the percentage decrease in the number of outstanding shares of common stock resulting from the reverse split (or a lesser decrease in authorized shares of common stock as determined by the Company’s Board of Directors in its discretion) (the “Authorized Shares Proposal”).

7.	To ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

8.
To authorize the adjournment of the meeting to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the meeting to approve any of the foregoing proposals.

9.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on April 2, 2019 are entitled to notice of and to vote at the meeting or at any adjournment thereof.
Important notice regarding the availability of Proxy Materials: The proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available electronically to the Company’s stockholders of record as of the close of business on April 2, 2019 at www.proxyvote.com.
Mark Weinreb
Chief Executive Officer
Melville, New York
April [   ], 2019

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL OR, IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD. ANY STOCKHOLDER MAY REVOKE A SUBMITTED PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. THOSE VOTING BY INTERNET OR BY TELEPHONE MAY ALSO REVOKE THEIR PROXY BY VOTING IN PERSON AT THE MEETING OR BY VOTING AND SUBMITTING THEIR PROXY AT A LATER TIME BY INTERNET OR BY TELEPHONE.

BIORESTORATIVE THERAPIES, INC.
40 Marcus Drive, Suite One
Melville, New York 11747
____________________________
PROXY STATEMENT
____________________________
SOLICITING, VOTING AND REVOCABILITY OF PROXY
This proxy statement is being mailed or made available to all stockholders of record at the close of business on April 2, 2019 in connection with the solicitation by our Board of Directors of proxies to be voted at the 2019 Annual Meeting of Stockholders to be held on May 30, 2019 at 4:00 p.m., local time, or any adjournment thereof.  Proxy materials for the 2019 Annual Meeting of Stockholders were mailed or made available to stockholders on or about April [   ], 2019.
All shares represented by proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the instructions specified in such proxies. Proxies so received without specified instructions will be voted as follows:
(i)	FOR the nominees named in the proxy to our Board of Directors.

(ii)	FOR the approval of the compensation of our named executive officers.

(iii)	FOR the proposal to amend our Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 150,000,000.
(iv)
FOR the proposal to approve an amendment to our 2010 Equity Participation Plan (the “Plan”) to increase the number of shares of common stock authorized to be issued pursuant to the Plan from 10,000,000 to 20,000,000.

(v)
FOR the proposal to approve amendments to our Certificate of Incorporation, and the authorization of our Board of Directors to select and file one such amendment, to effect a reverse stock split of our common stock at a ratio of not less than 1-for-2 and not more than 1-for-20, with our Board of Directors having the discretion as to whether or not the reverse stock split is to be effected, and with the exact ratio of any reverse stock split to be set at a whole number within the above range as determined by our Board of Directors in its discretion (the “Reverse Stock Split Proposal”).

(vi)
FOR the proposal to authorize our Board of Directors, in the event the Reverse Stock Split Proposal is approved, in its discretion, to reduce the number of shares of common stock authorized to be issued by us in proportion to the percentage decrease in the number of outstanding shares of common stock resulting from the reverse split (or a lesser decrease in authorized shares of common stock as determined by our Board of Directors in its discretion) (the “Authorized Shares Proposal”).

(vii)	FOR the ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

(viii)
FOR the proposal to adjourn the meeting to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the meeting to approve any of the foregoing proposals.

If you are a beneficial owner of shares held in street name and you do not provide specific voting instructions to the organization that holds your shares, the organization will be prohibited under the current rules of the New York Stock Exchange from voting your shares on “non-routine” matters. This is commonly referred to as a “broker non-vote”. The ratification of the selection of our independent registered public accounting firm is a routine matter. Each remaining proposal is considered a “non-routine” matter and therefore may not be voted on by your bank or broker absent specific instructions from you. Please instruct your bank or broker so your vote can be counted.
Our Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holder will have to vote for a substitute or alternate nominee to the Board. In the event that any other matter should come before the meeting or either nominee is not available for election, the person named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with his best judgment.
The total number of shares of common stock outstanding and entitled to vote as of the close of business on April 2, 2019 was 14,825,502.  The shares of common stock are the only class of securities entitled to vote on matters presented to our stockholders, each share being entitled to one vote.  The holders of one-third of the shares of common stock outstanding as of the close of business on April 2, 2019, or 4,941,834 shares of common stock, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.
With regard to the election of directors, votes may be cast in favor or withheld. The directors shall be elected by a plurality of the votes cast in favor. Accordingly, based upon there being two nominees, each person who receives one or more votes will be elected as a director. Shares of common stock as to which a stockholder withholds voting authority in the election of directors and broker non-votes will not be counted as voting thereon and therefore will not affect the election of the nominees receiving a plurality of the votes cast.
Stockholders may expressly abstain from voting on Proposals 2, 3, 4, 5, 6, 7 and 8 by so indicating on the proxy. Abstentions are counted as present in the tabulation of votes on Proposals 2, 3, 4, 5, 6, 7 and 8.  Since Proposals 3, 5 and 6 require the affirmative approval of a majority of the shares of common stock outstanding and entitled to vote (assuming a quorum is present at the meeting), abstentions, as well as broker non-votes, will have the effect of a negative vote.  Since Proposals 2, 4, 7 and 8 require the affirmative approval of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote (assuming a quorum is present at the meeting), abstentions will have the effect of a negative vote while broker non-votes will have no effect.

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with us written notice of revocation or a fully executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a stockholder who attends the meeting need not revoke a proxy given and vote in person unless the stockholder wishes to do so. Written revocations or amended proxies should be sent to us at 40 Marcus Drive, Suite One, Melville, New York 11747, Attention: Corporate Secretary. Those voting by Internet or by telephone may also revoke their proxy by voting in person at the meeting or by voting and submitting their proxy at a later time by Internet or by telephone.
The proxy is being solicited by our Board of Directors. We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of our shares. Solicitations will be made primarily by Internet availability of proxy materials and by mail, but certain of our directors, officers or employees may solicit proxies in person or by telephone, fax or email without special compensation.
EXECUTIVE COMPENSATION
Summary Compensation Table
The following Summary Compensation Table sets forth all compensation earned in all capacities during the fiscal years ended December 31, 2018 and 2017 by (i) our principal executive officer, (ii) our two most highly compensated executive officers, other than our principal executive officer, who were serving as executive officers as of December 31, 2018 and whose total compensation for the 2018 fiscal year, as determined by Regulation S-K, Item 402, exceeded $100,000, and (iii) a person who would have been included as one of our two most highly compensated executive officers, other than our principal executive officer, but for the fact that he was not serving as one of our executive officers as of December 31, 2018 (the individuals falling within categories (i), (ii) and (iii) are collectively referred to as the “Named Executive Officers”):

Name and Principal Position	Year	Salary	Bonus (1)	Option Awards Earned (2)		All Other Compensation		Total
Mark Weinreb,	2018	$400,000	$-	$291,800	(3)	$7,200	(4)	$699,000	(4)
Chief Executive Officer	2017	$400,000	$32,000	$784,700	(5)	$7,200	(6)	$1,223,900	(6)
Adam Bergstein	2018	$264,538	$-	$1,491,300	(7)	$-		$1,755,838
Senior VP, Planning and Business Development(8)	2017	$-	$-	$-		$-		$-
Francisco Silva,	2018	$287,500	$23,000	$107,800	(9)	$-		$418,300
VP, Research and Development	2017	$250,000	$6,000	$200,400	(10)	$-		$456,400
Robert Paccasassi,	2018	$201,250	$32,703	$53,900	(11)	$-		$287,853
VP, Quality and Compliance(12)	2017	$-	$-	$-		$-		$-
___________________
(1)	Represents bonus amounts earned pursuant to the achievement of certain performance goals.

(2)
The amounts reported in this column represent the grant date fair value of the option awards granted during the years ended December 31, 2018 and 2017, calculated in accordance with FASB ASC Topic 718. For a detailed discussion of the assumptions used in estimating fair values, see Note 10 – Stockholders' Deficiency in the notes that accompany our consolidated financial statements included in our Annual Report for the fiscal year ended December 31, 2018 incorporated into this proxy statement by reference.

(3)
During 2018, Mr. Weinreb was granted a ten-year option under the Plan for the purchase of 275,000 shares of common stock at an exercise price of $1.23 per share.  Such option is exercisable to the extent of 91,667 shares as of each of the date of grant and the first anniversary of the date of grant and 91,666 shares as of the second anniversary of the date of grant.  See "Employment Agreements" below for a discussion of certain provisions relating to the options granted to Mr. Weinreb.

(4)
Of the aggregate $699,000 earned during 2018, $291,800 represents the grant date value of non-cash stock-based compensation awards, irrespective of the vesting period of those awards. Of the $407,200 earned cash compensation, $406,761and $439 were paid in cash during 2018 and 2019 (prior to the date of the filing of this proxy statement), respectively, and none remains unpaid for 2018. All Other Compensation represents an automobile allowance paid to Mr. Weinreb in 2018.

(5)
During 2017, Mr. Weinreb was granted a ten-year option under the Plan for the purchase of 275,000 shares of common stock at an exercise price of $3.35 per share.  Such option is exercisable to the extent of 91,667 shares as of each of the date of grant and the first anniversary of the date of grant and 91,666 shares as of the second anniversary of the date of grant.  See “Employment Agreements” below for a discussion of certain provisions relating to the options granted to Mr. Weinreb.

(6)
Of the aggregate $1,223,900 earned during 2017, $784,700 represents the grant date value of non-cash stock-based compensation awards, irrespective of the vesting period of those awards. Of the $439,200 earned cash compensation, $178,113 and $261,087 were paid in cash during 2017 and 2018, respectively, and none remains unpaid for 2017. All Other Compensation represents an automobile allowance paid to Mr. Weinreb in 2017.

(7)
During 2018, Mr. Bergstein was granted a ten-year option under the Plan for the purchase of 500,000 shares of common stock at an exercise price of $3.40 per share.  Such option was exercisable upon the satisfaction of a certain condition.  As a result of Mr. Bergstein’s resignation on October 28, 2018, such option has terminated.

(8)	Mr. Bergstein resigned as an officer on October 28, 2018.
(9)
During 2018, Mr. Silva was granted a ten-year option under the Plan for the purchase of 100,000 shares of common stock at an exercise price of $1.23 per share.  Such option is exercisable to the extent of 33,334 shares as of the first anniversary of the date of the grant and 33,333 shares as of each of the second and third anniversaries of the date of grant.

(10)
During 2017, Mr. Silva was granted a ten-year option under the Plan for the purchase of 80,000 shares of common stock at an exercise price of $2.80 per share.  Such option is exercisable to the extent of 26,667 shares as of each of the first and second anniversaries of the date of grant and 26,666 shares as of the third anniversary of the date of grant.

(11)
During 2018, Mr. Paccasassi was granted a ten-year option under the Plan for the purchase of 50,000 shares of common stock at an exercise price of $1.23 per share.  Such option is exercisable to the extent of 16,667 shares as of each of the first and second anniversaries of the date of grant and 16,666 shares as of the third anniversary of the date of grant.

(12)	Mr. Paccasassi was not a Named Executive Officer during 2017.

Employment Agreements

In March 2015, we entered into an employment agreement with Mark Weinreb, our Chief Executive Officer. Pursuant to the employment agreement, which expires on December 31, 2019, Mr. Weinreb is entitled to receive a salary of $400,000 per annum. Mr. Weinreb was entitled to receive an annual bonus for 2015 equal to 50% of his annual base salary and was entitled to receive an annual bonus for 2016, 2017 and 2018 of up to 40%, 50% and 50%, respectively, of his annual base salary, in the event certain performance goals, as determined by our Compensation Committee, were satisfied. Mr. Weinreb is entitled to receive an annual bonus for 2019 of up to 50% of his annual base salary in the event certain performance goals, as determined by our Compensation Committee, are satisfied. Pursuant to the employment agreement, in the event that Mr. Weinreb's employment is terminated by us without "cause", or Mr. Weinreb terminates his employment for "good reason" (each as defined in the employment agreement), Mr. Weinreb would be entitled to receive severance in an amount equal to one time his then annual base salary and certain benefits, plus $100,000 (in lieu of bonus). In addition, pursuant to the employment agreement, Mr. Weinreb would be entitled to receive such severance in the event that the term of his employment agreement is not extended beyond December 31, 2019 and, within three months of such expiration date, his employment is terminated by us without "cause" or if Mr. Weinreb terminates his employment for any reason. Further, in the event that Mr. Weinreb's employment is terminated by us without "cause", or Mr. Weinreb terminates his employment for "good reason", following a "change in control" (as defined in the employment agreement), Mr. Weinreb would be entitled to receive severance in an amount equal to one and one-half times his then annual base salary and certain benefits, plus $300,000 (in lieu of bonus). Pursuant to the employment agreement, with respect to options granted to Mr. Weinreb during the term of his employment with us, such options shall vest and become exercisable if Mr. Weinreb is entitled to receive severance based upon a termination of his employment as set forth above. In addition, pursuant to the employment agreement, to the extent that an option granted to Mr. Weinreb during his term of his employment with us becomes exercisable (whether due to the passage of time or otherwise), such option shall remain exercisable until its expiration date notwithstanding any termination of employment with us.
Effective January 16, 2018, we entered into an at will employment agreement with Adam D. Bergstein, Senior Vice President, Planning and Business Development.  Pursuant to the employment agreement, Mr. Bergstein was entitled to receive a base annual salary of $250,000 during the initial three months of employment.  Thereafter, his base salary increased to $350,000.  In addition, pursuant to the employment agreement, Mr. Bergstein was entitled to receive an annual bonus of up to 30% of his annual salary based on the satisfaction of certain performance goals.  The employment agreement also provided for the payment of three months severance under certain circumstances.  Mr. Bergstein resigned his employment with us effective October 28, 2018.

Effective April 5, 2011, we entered into an at will employment agreement with Francisco Silva, our Vice President of Research and Development.  Pursuant to the employment agreement, as amended, Mr. Silva is currently entitled to receive a salary of $287,500 per annum.  In addition, pursuant to the employment agreement, as amended, Mr. Silva is entitled to receive an annual bonus of up to 20% of his annual salary (up to 16% of his annual salary for 2016) based on the satisfaction of certain performance goals.  Further, pursuant to the employment agreement, as amended, in the event that Mr. Silva’s employment with us is terminated without cause, Mr. Silva would be entitled to receive severance in an amount equal to 50% of his then annual base salary.
Effective September 2, 2015, we entered into an at will employment agreement with Robert Paccasassi, our Vice President of Quality and Compliance. Pursuant to the employment agreement, as amended, Mr. Paccasassi is currently entitled to receive a salary of $201,250 per annum. In addition, pursuant to the employment agreement, Mr. Paccasassi is entitled to receive an annual bonus of up to 25% of his annual salary based upon the satisfaction of certain performance goals.
Outstanding Equity Awards at Fiscal Year-End

The following table provides information on outstanding equity awards as of December 31, 2018 to the Named Executive Officers:

	Option Awards						Stock Awards
										Equity
										incentive
										plan
									Equity	awards:
									incentive	Market or
				Equity					plan	payout
				incentive					awards:	value of
				plan awards:					Number of	unearned
	Number of	Number of		Number of			Number	Market	unearned	shares,
	securities	securities		securities			of shares	value of	shares,	units or
	underlying	underlying		underlying			or units of	shares of	units or	other
	unexercised	unexercised		unexercised	Option	Option	stock that	units	other rights	rights
	options	options		unearned	exercise	expiration	have not	that have	that have	that have
Name	exercisable	unexercisable		options	price	date	vested	not vested	not vested	not vested
Mark Weinreb	4,000	-		-	$4.70	12/14/2020	-	$-	-	$-

Mark Weinreb	50,000	-		-	$4.70	2/10/2022	-	$-	-	$-

Mark Weinreb	20,000	-		-	$4.70	12/7/2022	-	$-	-	$-

Mark Weinreb	12,500	-		-	$4.70	10/4/2023	-	$-	-	$-

Mark Weinreb	50,000	-		-	$4.70	2/18/2024	-	$-	-	$-

Mark Weinreb	150,000	-		-	$4.70	10/23/2024	-	$-	-	$-

Mark Weinreb	208,000	-		-	$4.70	9/4/2025	-	$-	-	$-

Mark Weinreb	275,000	-		-	$3.73	6/10/2026	-	$-	-	$-

Mark Weinreb	183,334	91,666	(1)	-	$3.35	6/23/2027	-	$-	-	$-

Mark Weinreb	91,667	183,333	(2)	-	$1.23	10/29/2028	-	$-	-	$-

Adam D. Bergstein	-	500,000	(3)	-		$3.40	1/19/2028	-	$-	-	$-

Francisco Silva	4,000	-		-		$4.70	4/4/2021	-	$-	-	$-

Francisco Silva	150	-		-		$4.70	6/23/2021	-	$-	-	$-

Francisco Silva	1,000	-		-		$4.70	11/16/2021	-	$-	-	$-

Francisco Silva	2,000	-		-		$4.70	2/10/2022	-	$-	-	$-

Francisco Silva	4,500	-		3,000	(4)	$4.70	5/2/2022	-	$-	-	$-

Francisco Silva	4,000	-		-		$4.70	12/7/2022	-	$-	-	$-

Francisco Silva	5,000	-		-		$4.70	10/4/2023	-	$-	-	$-

Francisco Silva	12,500	-		-		$4.70	2/18/2024	-	$-	-	$-

Francisco Silva	2,000	-		-		$4.70	3/12/2024	-	$-	-	$-

Francisco Silva	37,500	-		-		$4.70	10/23/2024	-	$-	-	$-

Francisco Silva	25,000	-		-		$4.70	9/4/2025	-	$-	-	$-

Francisco Silva	40,000	20,000	(5)	-		$3.73	6/10/2026	-	$-	-	$-

Francisco Silva	26,667	53,333	(6)	-		$2.80	7/12/2027	-	$-	-	$-

Francisco Silva	-	100,000	(7)	-		$1.23	10/29/2028	-	$-	-	$-

Robert Paccasassi	5,000	-		-		$4.70	8/13/2025	-	$-	-	$-

Robert Paccasassi	10,000	5,000	(8)	-		$3.73	6/10/2026	-	$-	-	$-

Robert Paccasassi	13,334	26,666	(9)	-		$2.80	7/12/2027	-	$-	-	$-

Robert Paccasassi	-	50,000	(10)	-		$1.23	10/29/2028	-	$-	-	$-

(1)	Option is exercisable on June 23, 2019.

(2)	Option is exercisable to the extent of 91,667 shares on October 29, 2019 and 91,666 shares on October 29, 2020.

(3)	Option was exercisable subject to the satisfaction of a certain condition. As a result of Mr. Bergstein’s resignation on October 28, 2018, such option has terminated.

(4)
Options are exercisable commencing on the date (provided that such date is during Mr. Silva’s employment with us), if any, on which either (i) the FDA approves a biologics license application made by us with respect to any biologic product or (ii) a 510(k) Premarket Notification submission is made by us to the FDA with respect to a certain device.

(5)	Option is exercisable on June 10, 2019.

(6)	Option is exercisable to the extent of 26,667 shares on July 12, 2019 and 26,666 shares on July 12, 2020.

(7)	Option is exercisable to the extent of 33,334 shares on October 29, 2019 and 33,333 shares on each of October 29, 2020 and October 29, 2021.

(8)	Option is exercisable on June 10, 2019.

(9)	Option is exercisable to the extent of 13,333 shares on each of July 12, 2019 and July 12, 2020.

(10)	Option is exercisable to the extent of 16,667 shares on each of October 29, 2019 and October 29, 2020 and 16,666 shares on October 29, 2021.

DIRECTOR COMPENSATION

The following table sets forth certain information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2018:
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Robert B. Catell	$40,000	$-	$79,600 (2)	$-	$-	$-	$119,600
John M. Desmarais	$40,000	$-	$79,600 (3)	$-	$-	$-	$119,600
A. Jeffrey Radov	$40,000	$-	$79,600 (4)	$-	$-	$-	$119,600
Charles S. Ryan	$40,000	$-	$79,600 (5)	$-	$-	$-	$119,600
Paul Jude Tonna	$40,000	$-	$79,600 (6)	$-	$-	$-	$119,600
____________________

(1)
The amounts reported in this column represent the grant date fair value of the option awards granted during the year ended December 31, 2018, calculated in accordance with FASB ASC Topic 718.  For a detailed discussion of the assumptions used in estimating fair values, see Note 10 – Stockholders’ Deficiency in the notes that accompany our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 incorporated into this proxy statement by reference.

(2)	As of December 31, 2018. Mr. Catell held options for the purchase of 219,000 shares of common stock.

(3)	As of December 31, 2018, Mr. Desmarais held options for the purchase of 250,000 shares of common stock.

(4)	As of December 31, 2018, Mr. Radov held options for the purchase of 566,000 shares of common stock.

(5)	As of December 31, 2018, Mr. Ryan held options for the purchase of 256,000 shares of common stock.

(6)	As of December 31, 2018, Mr. Tonna held options for the purchase of 364,000 shares of common stock.

Each of Messrs. Catell, Desmarais, Radov, Ryan and Tonna, our non-employee directors, is entitled to receive, as compensation for his services as a director, $30,000 per annum plus $10,000 per annum for all committee service, in each case payable quarterly (subject to our cash needs).  Our non-employee directors also receive stock options, from time to time, in consideration of their services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our common stock, as of April 2, 2019, known by us, through transfer agent records, to be held by: (i) each person who beneficially owns 5% or more of the shares of common stock then outstanding; (ii) each of our directors; (iii) each of our Named Executive Officers (as defined above); and (iv) all of our directors and executive officers as a group.

The information in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To our knowledge, and unless otherwise indicated, each shareholder has sole voting power and investment power over the shares listed as beneficially owned by such shareholder, subject to community property laws where applicable. Percentage ownership is based on 14,825,502 shares of common stock outstanding as of April 2, 2019.
Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percent of Class
Dale Broadrick 3003 Brick Church Pike Nashville, Tennessee	3,161,452 (1)	20.0%
John M. Desmarais 230 Park Avenue New York, New York	2,029,574 (2)	12.4%
SCG Capital, LLC Steven Geduld 21200 NE 38th Avenue Aventura, Florida	1,560,014 (3)	9.99%
Westbury (Bermuda) Ltd. Westbury Trust Victoria Hall 11 Victoria Street Hamilton, HMEX Bermuda	1,151,661 (4)	7.7%
Mark Weinreb 40 Marcus Drive, Suite One Melville, New York	1,124,501 (5)	7.1%
A. Jeffrey Radov	486,834 (6)	3.2%
Paul Jude Tonna	339,834 (7)	2.2%
Robert B. Catell	305,399 (8)	2.0%
Charles S. Ryan	251,001 (9)	1.7%
Francisco Silva	168,562 (10)	1.1%
Robert Paccasassi	28,334 (11)	*

Adam Bergstein	2	*
All directors and executive officers as a group (10 persons)	4,931,423 (12)	26.1%
_____________________
*	Less than 1%

(1)	Based upon Schedule 13D filed with the Securities and Exchange Commission (the “SEC”). Includes 1,000,000 shares of common stock issuable upon the exercise of currently exercisable warrants.

(2)
Based upon Schedule 13D filed with the SEC and other information known to us. Includes 1,536,176 shares of common stock issuable upon the exercise of currently exercisable options and warrants (including warrants for the purchase of 40,000 shares of common stock held by a trust for which Mr. Desmarais and his wife serve as the trustees and which was established for the benefit of his immediate family).

(3)
Based upon Schedule 13G filed with the SEC and other information known to us.  Includes 790,257 shares of common stock issuable upon the conversion of a currently convertible note and the exercise of currently exercisable warrants. The shares, convertible note and warrants are owned directly by SCG Capital, LLC, or SCG. Steven Geduld as President of SCG has an indirect beneficial ownership in the securities held by SCG .  SCG has rights, under a convertible promissory note, to own an aggregate number of shares of our common stock which, except for a contractual cap on the amount of outstanding shares of the common stock that SCG may own, could exceed such a cap.  SCG’s ownership cap under the convertible promissory note is 9.99% of the outstanding shares of our common stock.  Therefore, based on 14,825,502 shares of common stock outstanding as of April 2, 2019 (15,615,759 shares of common stock outstanding giving effect to the shares issuable pursuant to the warrants and the convertible note, subject to the cap), the number of shares of our common stock beneficially owned by SCG as of April 2, 2019 was 1,560,014 shares of common stock.

(4)
Based upon Schedule 13D filed with the SEC and other information known to us. Includes 199,182 shares of common stock issuable upon the exercise of currently exercisable warrants. The shares and warrants are owned directly by Westbury (Bermuda) Ltd. which is 100% owned by Westbury Trust.

(5)	Includes 1,044,501 shares of common stock issuable upon the exercise of currently exercisable options.

(6)	Includes 474,334 shares of common stock issuable upon the exercise of currently exercisable options.

(7)	Represents (i) 1,500 shares of common stock held jointly with Mr. Tonna’s wife and (ii) 303,834 shares of common stock issuable upon the exercise of currently exercisable options and warrants.

(8)	Includes 224,533 shares of common stock issuable upon the exercise of currently exercisable options and warrants.

(9)	Includes 208,084 shares of common stock issuable upon the exercise of currently exercisable options and warrants.

(10)
Includes (i) 170 shares of common stock held in an individual retirement account for the benefit of Mr. Silva and (ii) 164,317 shares of common stock issuable upon the exercise of currently exercisable options.

(11)	Represents shares of common stock issuable upon the exercise of currently exercisable options.

(12)	Includes 4,181,497 shares of common stock issuable upon the exercise of currently exercisable options and warrants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
 John M. Desmarais
In June 2016, we borrowed $500,000 from Tuxis Trust, a trust for which John M. Desmarais, one of our non-employee directors and principal stockholders, and his wife serve as the trustees and which was established for the benefit of Mr. Desmarais’s immediate family. The promissory note evidencing the loan (the “Tuxis Trust Note”) provided for the payment of the principal amount, together with interest at the rate of 10% per annum, in July 2017. In July 2017, we and Tuxis Trust agreed to amend the Tuxis Trust Note to provide for a maturity date of December 1, 2017 and an increase in the interest rate to 15% per annum effective July 1, 2017. In the event that, prior to the maturity date of the Tuxis Trust Note, we receive net proceeds of $10,000,000 from a single equity or debt financing (as opposed to a series of related or unrelated financings), Tuxis Trust has the right to require that we prepay the amount due under the Tuxis Trust Note (subject to the consent of the party that provided the particular financing). In consideration of the loan, we issued to Tuxis Trust a five-year warrant for the purchase of 40,000 shares of our common stock at an exercise price of $4.00 per share.
In December 2016, we borrowed $60,000 from Mr. Desmarais. The promissory note evidencing the loan provided for the payment of $65,000 on January 31, 2017. In consideration of the loan, we further extended the expiration dates of the warrants held by Mr. Desmarais for the purchase of 444,444 and 400,000 shares of our common stock to December 31, 2018. In February 2017, we entered into an exchange agreement with Mr. Desmarais pursuant to which Mr. Desmarais exchanged the principal amount of the promissory note, together with accrued interest, for 21,731 shares of our common stock at an exchange price of $3.00 per share and, in consideration thereof, received a five year warrant for the purchase of 21,731 shares of our common stock at an exercise price of $4.00 per share.
In July 2017, we borrowed $175,000 from Mr. Desmarais. The promissory note evidencing the loan (the “Desmarais Note”) provides for the payment of the principal amount, together with interest at the rate of 15% per annum, on December 1, 2017. In the event that, prior to the maturity date of the Desmarais Note, we receive net proceeds of $10,000,000 from a single equity or debt financing (as opposed to a series of related or unrelated financings), Mr. Desmarais has the right to require that we prepay the amount due under the Desmarais Note (subject to the consent of the party that provided the particular financing). The payment of the Desmarais Note is secured by the grant of a security interest in our equipment and intellectual property. Concurrently, we agreed that the payment of the Desmarais Trust Note is also secured by the grant of such security interest.

In November 2017, we and Mr. Desmarais agreed that the due date for the payment of the Desmarais Note was extended to December 1, 2018.  Concurrently, we agreed with Tuxis Trust that the due date for the payment of the Tuxis Trust Note was also extended to December 1, 2018. In consideration of the note extensions by Mr. Desmarais and Tuxis Trust, we agreed to reduce the exercise prices of certain warrants held by Mr. Desmarais for the purchase of an aggregate of 775,000 shares of our common stock from $5.00 per share to $4.00 per share and the exercise price of a certain warrant held by Mr. Desmarais for the purchase of 444,444 shares of our common stock from $4.50 per share to $4.00 per share.
In November 2018, we and Mr. Desmarais agreed that the due date for the payment of the Desmarais Note was extended to December 31, 2019.  Concurrently, we agreed with Tuxis Trust that the due date for the payment of the Tuxis Trust Note was also extended to December 31, 2019. In consideration of the note extensions by Mr. Desmarais and Tuxis Trust, we agreed to reduce the exercise prices of certain warrants held by Mr. Desmarais for the purchase of an aggregate of 844,444 shares of our common stock from $4.00 per share to $1.50 per share and to extend the expiration date of such warrants from December 31, 2018 to December 31, 2019.
Others
In August 2016, we borrowed $100,000 from Robert B. Catell, one of our non-employee directors.  The promissory note evidencing the loan (the “Catell Note”) provided for the payment of the principal amount, together with interest at the rate of 10% per annum, on February 5, 2017.  In consideration of the loan, we issued to Mr. Catell a five-year warrant for the purchase of 8,000 shares of our common stock at an exercise price of $4.00 per share. In August 2017, we and Mr. Catell agreed that the outstanding principal amount of the Catell Note of $50,000 will be payable on February 5, 2018. In consideration of such extension of the maturity date, we issued to Mr. Catell a five-year warrant for the purchase of 5,000 shares of our common stock at an exercise price of $4.00 per share. In April 2018, we and Mr. Catell agreed that the outstanding principal amount of the Catell Note of $45,000 will be payable on December 31, 2018.  On February 8, 2019, we and Mr. Catell agreed that the outstanding principal amount of the Catell Note of $30,000 will be payable on December 31, 2019. In the event that, prior to the maturity date of the Catell Note, we receive net proceeds of $10,000,000 from a single equity or debt financing (as opposed to a series of related or unrelated financings), Mr. Catell has the right to require that we prepay the amount due under the Catell Note (subject to the consent of the party that provided the particular financing).
In December 2016, we borrowed $30,000 from Mr. Catell.  The promissory note evidencing the loan provided for the payment of $32,500 on January 31, 2017.  In February 2017, we entered into an exchange agreement with Mr. Catell pursuant to which Mr. Catell exchanged the principal amount of the promissory note, together with accrued interest, for 10,866 shares of our common stock at an exchange price of $3.00 per share and, in consideration thereof, received a five year warrant for the purchase of 10,866 shares of our common stock at an exercise price of $4.00 per share.

In February 2017, the Compensation Committee of our Board of Directors reduced the exercise price of outstanding options for the purchase of an aggregate of 1,219,450 shares of our common stock (with exercise prices ranging between $5.70 and $30.00 per share) to $4.70 per share, which was the closing price for our common stock on the day prior to the determination, as reported by the OTCQB.  The exercise price reduction related to options held by, among others, our Named Executive Officers and directors with respect to the following number of shares: (i) Mark Weinreb, our President, Chief Executive Officer and Chairman of the Board:  494,500 shares, (ii) A. Jeffrey Radov, one of our directors: 238,000 shares, (iii) Paul Jude Tonna, one of our directors:  100,000 shares, (iv) Dr. Charles S. Ryan, one of our directors: 35,000 shares, (v) Francisco Silva, our Vice President of Research and Development:  100,650 shares, and (vi) Edward L. Field, then President of our Disc/Spine Division:  50,000 shares.
In March 2017, we entered into exchange agreements with Messrs. Catell, Desmarais, Ryan and Tonna, each a non-employee director, pursuant to which accrued director fees were exchanged for our common stock at an exchange price of $3.00 per share and, in consideration thereof, we issued to them five year warrants for the purchase of our common stock at an exercise price of $4.00 per share as follows: (i) Mr. Catell: $45,000 for 15,000 shares and 15,000 warrants; (ii) Mr. Desmarais: $50,000 for 16,667 shares and 16,667 warrants; (iii) Mr. Ryan: $80,000 for 26,667 shares and 26,667 warrants; and (iv) Mr. Tonna: $90,000 for 30,000 shares and 30,000 warrants.
In August 2017, we borrowed $125,000 from Robert Austin Sperling, Jr., one of our then principal stockholders. The promissory note evidencing the loan provided for the payment of the principal amount, together with interest at the rate of 12% per annum, on May 23, 2018. In the event that, prior to the maturity date of the note, we receive net proceeds of $10,000,000 from a single equity or debt financing (as opposed to a series of related or unrelated financings), Mr. Sperling has the right to require that we prepay the amount due under the note (subject to the consent of the party that provided the particular financing). In consideration of the loan, we issued to Mr. Sperling a five-year warrant for the purchase of 15,000 shares of our common stock at an exercise price of $4.00 per share.
In February 2019, we borrowed $450,000 from Harvey P. Alstodt and Melody Alstodt.  The convertible promissory note issued to the lenders provides for the payment of the principal amount, together with interest at the rate of 15% per annum, six months from the date of issuance.  The note is convertible, at the option of the lenders, into shares of our common stock at a conversion price of $0.60 per share, subject to adjustment, and a five year warrant for the purchase of a number of shares equal to the number of shares issued upon the conversion of the principal amount of the note. The warrant provides for an exercise price of $0.80 per share, subject to adjustment.  The lenders are the parents of Lance Alstodt, our Executive Vice President and Chief Strategy Officer.
In March 2019, our Board of Directors reduced the exercise price of outstanding options for the purchase of an aggregate of 4,631,700 shares of our common stock (with exercise prices ranging between $1.00 and $4.70 per share) to $0.75 per share, which was the closing price for our common stock on the day prior to the determination, as reported by the OTCQB market.  The exercise price reduction related to options held by, among others, our Named Executive Officers and directors with respect to the following number of shares: (i) Mark Weinreb, our President, Chief Executive Officer and Chairman of the Board:  1,319,500 shares, (ii) A. Jeffrey Radov, one of our directors: 566,000 shares, (iii) Paul Jude Tonna, one of our directors:  364,000 shares, (iv) Dr. Charles S. Ryan, one of our directors: 256,000 shares, (v) Mr. Desmarais: 250,000 shares, (vi) Mr. Catell: 219,000 shares, (vii) Francisco Silva, our Vice President of Research and Development:  340,650 shares, and (viii) Robert Paccasassi, our Vice President of Quality and Compliance: 110,000 shares.

PROPOSAL 1:  ELECTION OF DIRECTORS
Two Class II directors are to be elected at the meeting to serve until the 2022 annual meeting of stockholders and until their respective successors shall have been elected and have qualified or until their earlier resignation or removal.
Nominees for Class II Director
Each nominee is currently a member of our Board of Directors. The following table sets forth each nominee's age as of the date of the annual meeting, the positions and offices presently held with us, and the year in which he became a director.
Name	Age	Positions Held	Director Since
Paul Jude Tonna	60	Director	June 2014
John M. Desmarais	55	Director	December 2015

Paul Jude Tonna
Paul Jude Tonna became a member of our Board and Chair of our Compensation Committee in June 2014. Mr. Tonna is a highly regarded community leader and an accomplished businessman with an extensive history of public service. From 1994 to 2005 he served as a Suffolk County, New York Legislator, and from 2000 through 2002 was its Presiding Officer. He currently serves as Executive Director and a member of the Board of Advisors for The Energeia Partnership at Molloy College, a leadership academy based in Rockville Centre, New York, dedicated to identifying and addressing the serious, complex and multi-dimensional issues challenging the Long Island region. Mr. Tonna is a former Adjunct Professor in Theology & Religious Studies at St. John’s University. He served as Chairman of the Suffolk County Industrial Development Agency, and currently serves as Trustee of the Long Island State Parks & Recreation Commission and as Public Trustee of the Stationary Engineers Industry Stabilization Fund. Mr. Tonna is a board member of The Advanced Energy Research & Technology Center at Stony Brook University, The Long Island Index Advisory Board and Erase Racism’s College of Advisors. He also serves as the Executive Director of the Suffolk County Village Officials Association and the United States Green Building Council-Long Island Chapter. Mr. Tonna is a founding director of Empire National Bank and Chairman and Commissioner of the South Huntington Water District. Mr. Tonna holds an undergraduate degree in Philosophy from New York University and a Master’s degree in Theology from Immaculate Conception Seminary, and he conducted doctoral studies in Systemic Theology at Fordham University. We believe that Mr. Tonna’s executive-level management experience and his extensive experience in the Long Island community give him the qualifications and skills to serve as one of our directors.

John M. Desmarais
John M. Desmarais became a member of our Board of Directors in December 2015. Mr. Desmarais is the founding partner of Desmarais LLP, an intellectual property trial boutique established in 2010, and the founder and owner of Round Rock Research LLC, and Sound View Innovations LLC, patent licensing companies. From 1997 to 2009, he was a partner at the international law firm of Kirkland & Ellis LLP and served as a member of the firm’s Management Committee from 2004 to 2009. Prior to joining Kirkland, and after practicing in the area of intellectual property litigation and counseling for several years, he left private practice to serve as an Assistant United States Attorney in the Southern District of New York, where for three years he represented the federal government in criminal jury trials. Mr. Desmarais is a member of the bars of California, New York and Washington, D.C., the United States Supreme Court, the Federal Circuit Court of Appeals, and various other federal district courts and courts of appeal. He is also registered to practice before the United States Patent and Trademark Office. Mr. Desmarais has been recognized by numerous publications as one of the nation’s leading intellectual property litigators. Mr. Desmarais obtained a degree in Chemical Engineering from Manhattan College and a law degree from New York University. We believe that Mr. Desmarais’ business and legal experience, including his extensive experience in the area of intellectual property, give him the qualifications and skills to serve as one of our directors.
Directors Not Standing For Election
Name	Age	Positions Held	Director Since	Class/Term Expiration
Mark Weinreb	66	Chief Executive Officer, President and Chairman of the Board	October 2010	Class III/2020
A. Jeffrey Radov	67	Director	April 2011	Class III/2020
Robert B. Catell	82	Director	February 2016	Class I//2021
Charles S. Ryan	54	Director	December 2015	Class I/2021

Mark Weinreb
Mark Weinreb has served as our Chief Executive Officer since October 2010, as our President since February 2012 and as our Chairman of the Board since April 2011.  From February 2003 to January 2006, he served as the Chief Executive Officer and Chairman of the Board of Directors of Phase III Medical, Inc. where he orchestrated the acquisition of an adult stem cell collection company that became NeoStem, Inc. (now Caladrius Biosciences, Inc. - NASDAQ: CLBS), a public international biopharmaceutical company engaged in, among other things, adult stem cell-related science.  From June 2006 through October 2009, Mr. Weinreb served as President and a director of NeoStem.  In 1976, Mr. Weinreb joined Bio Health Laboratories, Inc., a state-of-the-art medical diagnostic laboratory providing clinical testing services for physicians, hospitals, and other medical laboratories. He became the laboratory administrator in 1978 and then an owner and the laboratory's Chief Operating Officer in 1982. In such capacity, he oversaw all technical and business facets, including finance and laboratory science technology. In 1989, Bio Health Laboratories was acquired by Enzo Biochem (NYSE: ENZ).  From 1992 to 2002, Mr. Weinreb pursued entrepreneurial and consulting interests.  Mr. Weinreb received a Bachelor of Arts degree from Northwestern University and a Master of Science degree in Medical Biology from C.W. Post, Long Island University. We believe that Mr. Weinreb's executive-level management experience, his extensive experience in the adult stem cell sector and his service on our Board since October 2010 give him the qualifications and skills to serve as one of our directors.

A. Jeffrey Radov

A. Jeffrey Radov became a member of our Board and Chair of our Audit Committee in April 2011.  Mr. Radov is an entrepreneur and businessman with more than 35 years of experience in media, communications and financial endeavors.  Since 2002, he has served as the Managing Partner of Walworth Group, which provides consulting and advisory services to a variety of businesses, including hedge funds, media, entertainment and Internet companies, financial services firms and early stage ventures.  Mr. Radov is also a registered representative of Young America Capital, LLC, a broker-dealer.  From 2008 to 2010, Mr. Radov was a Principal and Chief Operating Officer at Aldebaran Investments, LLC, a registered investment advisor.  From 2005 to 2008, Mr. Radov was Chief Operating Officer at EagleRock Capital Management, a group of hedge funds.  Prior to joining EagleRock, Mr. Radov was a founding investor in and Board member of Edusoft, Inc., an educational software company.  From 2001 to 2002, Mr. Radov was a Founder-in-Residence at SAS Investors, an early-stage venture fund.  From 1999 to 2001, Mr. Radov was CEO and co-founder of VocaLoca, Inc., an innovator in consumer-generated audio content on the Internet.  Mr. Radov was a founding executive of About.Com, Inc., an online information source, and was its EVP of Business Development and Chief Financial Officer from its inception.  In 1996, prior to founding About.Com, Mr. Radov was a Director at Prodigy Systems Company, a joint venture of IBM and Sears.  Mr. Radov was also a principal in the management of a series of public limited partnerships that invested in the production and distribution of more than 130 major motion pictures.  From 1982 to 1984, Mr. Radov was the Director of Finance at Rainbow Programming Enterprises, a joint venture among Cablevision Systems Corporation, Cox Broadcasting and Daniels & Associates.  From 1977 to 1981, Mr. Radov was Director of Marketing at Winklevoss & Associates.  Mr. Radov earned a Masters of Business Administration from The Wharton School of the University of Pennsylvania and holds a Bachelor of Arts degree from Cornell University.  We believe that Mr. Radov’s executive-level management experience and his extensive experience in the finance industry give him the qualifications and skills to serve as one of our directors.
Robert B. Catell
Robert B. Catell became a member of our Board of Directors in February 2016.  Mr. Catell served as Chairman and Chief Executive Officer of KeySpan Corporation and KeySpan Energy Delivery, the former Brooklyn Union Gas, from 1998 to 2007. His career with Brooklyn Union Gas started in 1958. Following National Grid’s acquisition of KeySpan Corporation in 2007, Mr. Catell became Chairman of National Grid, U.S. and Deputy Chairman of National Grid plc.  Mr. Catell currently serves as Chairman of the Board of the Advanced Energy Research and Technology Center (AERTC) at Stony Brook University, New York State Smart Grid Consortium, Cristo Rey Brooklyn High School, Futures in Education Endowment Fund, and the National Offshore Wind Research and Development Consortium.  He also serves on the Board of Directors of Applied DNA Sciences, Inc., a company that uses biotechnology as a forensic foundation in creating unique security solutions addressing the challenges of modern commerce.  In addition, Mr. Catell serves as a board member of a number of other business, governmental and not-for-profit organizations.  Mr. Catell holds both a Master’s and Bachelor’s degree in Mechanical Engineering from City College of New York.  We believe that Mr. Catell’s executive-level management experience and his extensive experience in the Long Island community give him the qualifications and skills to serve as one of our directors.

Charles S. Ryan

Dr. Charles S. Ryan became a member of our Board in April 2015 and has served as Chair of our Nominating Committee since August 2018.  Since February 2018, Dr. Ryan has served as Chief Executive Officer of Neurotrope Bioscience, Inc., a company that develops novel therapies for the treatment of neurodegenerative diseases and developmental disorders.  From October 2016 to February 2018, Dr. Ryan served as Chief Executive Officer of Orthobond, Inc., a company that seeks to improve the performance and safety of medical devices through the use of proprietary non-polymer technology. From March 2015 to May 2016, Dr. Ryan served as Vice President, General Counsel of Cold Spring Harbor Laboratory, a not-for-profit research and education institution at the forefront of molecular biology and genetics, with research programs focusing on cancer, neuroscience, plant biology, genomics and quantitative biology. From 2003 to 2014, he served as Senior Vice President and Chief Intellectual Property Counsel at Forest Laboratories, Inc., a New York Stock Exchange company that developed and marketed pharmaceutical products in a variety of therapeutic categories including central nervous system, cardiovascular, anti-infective, respiratory, gastrointestinal, and pain management medicine. Dr. Ryan has over 20 years experience in managing all aspects of intellectual property litigation, conducting due diligence investigations and prosecuting patent and trademark applications in the pharmaceutical and biotechnology industries. He also serves as a director of Applied DNA Sciences, Inc., a company that uses biotechnology as a forensic foundation in creating unique security solutions addressing the challenges of modern commerce. Dr. Ryan earned a doctorate in Oral Biology and Pathology from Stony Brook University and a law degree from Western New England University. We believe that Dr. Ryan's executive-level management and legal experience give him the qualifications and skills to serve as one of our directors
Family Relationships
There are no family relationships among any of our executive officers and directors.
Term of Office
Each Class II director will hold office until the 2022 annual meeting of stockholders and until his respective successor shall have been elected and have qualified or until his earlier resignation or removal. Each Class III director will hold office until the 2020 annual meeting of stockholders and until his respective successor shall have been elected and have qualified or until his earlier resignation or removal.  Each Class I director will hold office until the 2021 annual meeting of stockholders and until his respective successor shall have been elected and have qualified or until his earlier resignation or removal. Each executive officer will hold office until the initial meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Committees
Audit Committee
The Audit Committee of the Board of Directors is responsible for overseeing our accounting and financial reporting processes and the services provided by our independent registered public accounting firm.  The responsibilities and duties of the Audit Committee include the following:
•
assist the Board of Directors in fulfilling its responsibilities by reviewing the financial reports provided by us to the SEC, our stockholders or to the general public, and our internal financial and accounting controls;

•	oversee the appointment, compensation and retention of, and the work performed by, any independent registered public accounting firm engaged by us;
•	recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations;
•	recommend, establish and monitor procedures designed to facilitate:
•	the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters; and
•	the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.
The members of our Board’s Audit Committee currently are Messrs. Radov, Ryan and Tonna. Our Board has adopted a written charter for the Audit Committee. A copy of the charter is available on our website, www.biorestorative.com.
Nominating Committee
The Nominating Committee of the Board of Directors is responsible for assisting the Board in identifying and recruiting qualified individuals to become Board members and selecting director nominees to be presented for Board and/or stockholder approval. The members of the Nominating Committee currently are Messrs. Ryan, Radov and Tonna. Our Board has adopted a written charter for the Nominating Committee. A copy of the charter is available on our website, www.biorestorative.com. While the Nominating Committee does not have a formal policy on diversity for members of the Board of Directors, the Nominating Committee considers diversity of background, experience and qualifications in evaluating prospective Board members. The Nominating Committee will consider qualified director candidates recommended by stockholders if such recommendations are provided in accordance with the procedures set forth in the section entitled “Stockholder Proposals - Stockholder Nominees” below.  The Nominating Committee evaluates all candidates based upon, among other factors, a candidate’s financial literacy, knowledge of our industry, other relevant background experience, judgment, skill, integrity, the interplay of a candidate’s experience with the experience of other Board members, ‘independence’ (for purposes of compliance with the NASDAQ Marketplace Rules), and willingness, ability and availability for service.  After conducting an initial evaluation of a prospective nominee, the Nominating Committee will interview that candidate if it believes the candidate might be suitable to be a director. The Nominating Committee may also ask the candidate to meet with management.  If the Nominating Committee believes a candidate would be a valuable addition to our Board of Directors, it may recommend to the full Board that candidate's nomination and election.  At this time, the Nominating Committee has not adopted minimum criteria for consideration of a proposed candidate for nomination.

Compensation Committee
The Compensation Committee of the Board of Directors is responsible for the management of our business and affairs with respect to the compensation of our employees.  The responsibilities and duties of the Compensation Committee include the following:
•
review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate the Chief Executive Officer's performance in light of those goals and objectives, and determine and approve the Chief Executive Officer's compensation level based on this evaluation;

•	make recommendations to the Board with respect to non-Chief Executive Officer compensation;
•	approve any new equity compensation plan or any material change to an existing plan, approve grants pursuant to equity compensation plans and administer such plans;
•	in consultation with management, oversee regulatory compliance with respect to compensation matters; and
•	make recommendations to the Board with respect to any severance or similar termination payments proposed to be made to any current or former executive officer or member of senior management.
The members of the Compensation Committee currently are Messrs. Tonna, Catell and Radov. Our Board has adopted a written charter for the Compensation Committee. A copy of the charter is available on our website, www.biorestorative.com.
The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee. Our Chief Executive Officer assists the Compensation Committee from time to time by advising on a variety of compensation matters, such as assisting the Compensation Committee in determining appropriate salaries and bonuses for our executive officers. The Compensation Committee has the authority to consult with management to assist it in its efforts.
Pursuant to its charter, the Compensation Committee also has the sole authority to retain and terminate outside compensation consultants, as well as to approve the consultant’s fees and any other terms of the engagement.

Board Leadership Structure and Role in Risk Oversight
Our Board of Directors as a whole is responsible for our risk oversight. Our executive officers address and discuss with our Board of Directors our risks and the manner in which we manage or mitigate such risks. While our Board of Directors has the ultimate responsibility for our risk oversight, our Board of Directors works in conjunction with its committees on certain aspects of its risk oversight responsibilities. In particular, our Audit Committee focuses on financial reporting risks and related controls and procedures and our Compensation Committee strives to create compensation practices that do not encourage excessive levels of risk taking that would be inconsistent with our strategies and objectives.
Since October 2010, Mark Weinreb has served as our Chief Executive Officer. Since April 2011, he has also served as our Chairman of the Board. We do not currently have a lead independent director. At this time, our Board believes that Mr. Weinreb’s combined role as Chief Executive Officer and Chairman of the Board enables us to benefit from Mr. Weinreb’s significant institutional and industry knowledge and experience, while at the same time promoting unified leadership and direction for our Board and executive management without duplication of effort and cost. Given our history, position, Board composition and the relatively small size of our company and management team, at this time, our Board believes that we and our stockholders are best served by our current leadership structure.
Report of the Audit Committee
In overseeing the preparation of the financial statements of the Company as of December 31, 2018 and 2017, for the years then ended, the Audit Committee met with management to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with management. The Audit Committee also discussed with Marcum LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees, as currently in effect.
The Audit Committee received the written disclosures and the letter from Marcum required by applicable requirements of the Public Company Accounting Oversight Board regarding Marcum’s communications with the Audit Committee concerning independence and the Audit Committee discussed Marcum’s independence with Marcum.
On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.
Members of the Audit Committee
A. Jeffrey Radov
Charles S. Ryan
Paul Jude Tonna

Meetings
Our Board of Directors held twelve meetings during the fiscal year ended December 31, 2018.
The Audit Committee of the Board of Directors held four meetings during the fiscal year ended December 31, 2018.
The Nominating Committee of the Board of Directors held one meeting during the fiscal year ended December 31, 2018.
The Compensation Committee of the Board of Directors held eleven meetings during the fiscal year ended December 31, 2018.
During the fiscal year ended December 31, 2018, all of our then directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of the meetings of all committees of the Board on which they served.
We do not have a formal policy regarding director attendance at our annual meeting of stockholders. However, all directors are encouraged to attend.  Mr. Weinreb was in attendance at last year’s annual meeting of stockholders.
Communications with Board of Directors
Any security holder who wishes to communicate with our Board of Directors or a particular director should send the correspondence to the Board of Directors, BioRestorative Therapies, Inc., 40 Marcus Drive, Suite One, Melville, New York 11747, Attention: Corporate Secretary. Any such communication so addressed will be forwarded by the Corporate Secretary to the members or a particular member of the Board.
Audit Committee Financial Expert
Our Board of Directors has determined that Mr. Radov is an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K.  Mr. Radov is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16 of the Exchange Act requires that reports of beneficial ownership of common stock and changes in such ownership be filed with the SEC by Section 16 “reporting persons,” including directors, certain officers, holders of more than 10% of the outstanding common stock and certain trusts of which reporting persons are trustees.  We are required to disclose in this proxy statement each reporting person whom we know to have failed to file any required reports under Section 16 on a timely basis during the fiscal year ended December 31, 2018.  To our knowledge, based solely on a review of copies of Forms 3, 4 and 5 filed with the SEC and written representations that no other reports were required, during the fiscal year ended December 31, 2018, our officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

Director Independence
Board of Directors
Our Board of Directors is currently comprised of Mark Weinreb (Chairman), Robert B. Catell, John M. Desmarais, A. Jeffrey Radov, Charles S. Ryan and Paul Jude Tonna.  Each of Messrs. Catell, Desmarais, Radov, Ryan and Tonna is currently an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of the listing standards of The Nasdaq Stock Market.
Audit Committee
The members of our Board’s Audit Committee currently are Messrs. Radov (Chairman), Ryan and Tonna, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of the listing standards of The Nasdaq Stock Market and Rule 10A-3(b)(1) under the Exchange Act.
Nominating Committee
The members of our Board’s Nominating Committee currently are Messrs. Ryan (Chairman), Radov and Tonna, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of the listing standards of The Nasdaq Stock Market.
Compensation Committee
The members of our Board’s Compensation Committee currently are Messrs. Tonna (Chairman), Catell and Radov, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of the listing standards of The Nasdaq Stock Market.
Code of Ethics for Senior Financial Officers
Our Board of Directors has adopted a Code of Ethics for our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the Code of Ethics is posted on our website, www.biorestorative.com. We intend to satisfy the disclosure requirement under Item 5.05(c) of Form 8-K regarding an amendment to, or a waiver from, our Code of Ethics by posting such information on our website, www.biorestorative.com.
Recommendation
The Board of Directors recommends a vote FOR both Class II nominees.
PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION
OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our Named Executive Officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our Named Executive Officers.  In accordance with the advisory vote conducted at our 2013 annual meeting of stockholders on the frequency of future say-on-pay votes, we are currently conducting say-on-pay votes every three years.  The next advisory vote on the frequency of say-on-pay votes will be conducted at our 2022 annual meeting of stockholders.

The compensation structure established by our Compensation Committee is designed to attract and retain motivated executives who substantially contribute to our long-term success and the creation of stockholder value, to reward executives when we perform financially or operationally well, to align the financial interests of our executives with the interests of our stockholders, and to be competitive within our industry.  We believe that our philosophy and practices have resulted in executive compensation decisions that are appropriate and that have benefited us over time.
We are requesting stockholder approval of the compensation of our Named Executive Officers as disclosed in this proxy statement. This “say-on-pay” proposal gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation.

We are asking our stockholders to indicate their support for our named executive officer compensation through the following resolution:

“RESOLVED, that the stockholders approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in the Company’s proxy statement for its 2019 annual meeting.”

Because this stockholder vote is advisory, it is not binding on us or our Board of Directors. However, our Board and the Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions that our stockholders express in their votes. The Compensation Committee will review the results of the stockholder votes on this “say on pay” proposal and consider whether to recommend any changes or modifications to our executive compensation policies and practices as a result of such votes.
Vote Required
The approval of the compensation of our Named Executive Officers as disclosed in this proxy statement requires the affirmative vote of stockholders who hold a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote.
Recommendation
The Board of Directors recommends a vote FOR approval of the compensation of our Named Executive Officers as disclosed in this proxy statement.

PROPOSAL 3: AMENDMENT TO CERTIFICATE OF INCORPORATION
TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Board of Directors has adopted resolutions approving and submitting to a vote of the stockholders an amendment to Article FOURTH of our Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 150,000,000.
Our Board of Directors believes that the availability of additional authorized shares of common stock will provide us with the flexibility in the future to issue shares of our common stock (i) for general corporate purposes, including raising additional capital and settling outstanding obligations, (ii) in connection with present and future employee benefit programs and (iii) in connection with acquisitions of companies or assets. We have no plans, arrangements or understandings, whether written or oral, to issue any of the common stock that will be newly available following the approval of this proposal by our stockholders except as discussed under Proposal 5:  “Amendment to Certificate of Incorporation to Effect a Reverse Stock Split-Reasons for the Reverse Stock Split-Contemplated Public Offering”.

Our Board of Directors will determine whether, when and on what terms the issuance of shares of our common stock may be warranted in connection with any future actions. No further action or authorization by our stockholders will be necessary before the issuance of the additional shares of our common stock authorized under our Certificate of Incorporation, except as may be required for a particular transaction by applicable law or regulatory agencies or by the rules of any stock market or exchange on which our common stock may then be listed.
Our Certificate of Incorporation currently authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. As of April 2, 2019, there were 14,825,502 shares of common stock outstanding and no shares of preferred stock outstanding. In addition, as of April 2, 2019, 9,384,376 shares of common stock were issuable upon the exercise of outstanding options and warrants and 58,554,518 shares of common stock were reserved for issuance in connection with the conversion of outstanding promissory notes (such reserve being substantially in excess of the number of shares of common stock currently issuable upon such conversion).
Although our Board has no current plans to utilize the additional authorized shares of common stock to entrench present management, it may, in the future, be able to use the additional common stock as a defensive tactic against hostile takeover attempts. The authorization of such additional common stock will have no current anti-takeover effect. No hostile take-over attempts are, to our management’s knowledge, currently threatened. There are no provisions in our Certificate of Incorporation or bylaws or other material agreements to which we are a party that would, in our management’s judgment, have a significant anti-takeover effect; however, as described under “Proposal 1: Election of Directors,” our Certificate of Incorporation provides for a classified Board of Directors and, as described under “Stockholder Proposals”, our bylaws contain certain advance notification requirements for nominations of persons for election to our Board and proposals by stockholders at our annual meeting of stockholders. In addition, as indicated above, we are authorized to issue up to 20,000,000 shares of preferred stock.  Although our Board has no current plans to utilize the shares of preferred stock to entrench present management, it may, in the future, be able to use the preferred stock as a defensive tactic against hostile takeover attempts.

The relative rights and limitations of the common stock would remain unchanged under the amendment. Our stockholders do not currently possess, nor upon the approval of the proposed authorized share increase will they acquire, preemptive rights, that would entitle such persons, as a matter of right, to subscribe for the purchase of any shares, rights, warrants or other securities or obligations convertible into, or exchangeable for, our securities. Therefore, the proposed increase in authorized shares of common stock could result in the dilution of the ownership interest of existing stockholders upon future issuances.

Vote Required
The approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock requires the affirmative vote of stockholders who hold a majority of the outstanding shares of common stock entitled to vote.

Recommendation

The Board of Directors recommends a vote FOR approval of the proposed amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 150,000,000.
PROPOSAL 4:  AMENDMENT TO THE COMPANY'S 2010 EQUITY PARTICIPATION PLAN
Our Board of Directors has approved an amendment to our 2010 Equity Participation Plan (the "Plan") to increase the number of shares of common stock authorized to be issued thereunder from 10,000,000 to 20,000,000.  The amendment to the Plan is being submitted to the stockholders for approval.
The Plan was originally adopted by our Board on November 17, 2010. Pursuant to the Plan, up to 100,000 shares of common stock were initially authorized to be issued.  Stockholder approval of the Plan was obtained effective as of December 15, 2010.  Between March 2011 and August 2018, our Board and stockholders have approved, from time to time, increases in the number of shares authorized to be issued under the Plan to 10,000,000. On March 25, 2019, our Board increased the number of shares authorized to be issued under the Plan from 10,000,000 to 20,000,000, subject to stockholder approval.
As of April 2, 2019, options for the purchase 4,782,535 shares of common stock (net of cancellations) had been granted pursuant to the Plan.  In addition, as of such date, 45,000 shares of restricted stock had been granted pursuant to the Plan and 5,172,465 shares were reserved for future grants under the Plan (without giving effect to the amendment to the Plan increasing the number of shares authorized to be issued under the Plan to 20,000,000).  See "Plan Benefits" below for additional details.
The Plan plays an important role in our efforts to attract and retain employees of outstanding ability and to align the interests of employees with those of the stockholders through increased stock ownership.  In order to continue to provide appropriate equity incentives to employees in the future, our Board has approved an increase in the number of authorized shares under the Plan.  As discussed below, the Plan is also designed to provide incentives to our non‑employee directors, consultants and advisors.

The following statements include summaries of certain provisions of the Plan.  The statements do not purport to be complete and are qualified in their entirety by reference to the provisions of the Plan, a copy of which is available at our offices.
Purpose
The purpose of the Plan is to advance our interests by inducing individuals or entities of outstanding ability and potential to join and remain with, or provide consulting or advisory services to, us by encouraging and enabling eligible employees, non-employee directors, consultants and advisors to acquire proprietary interests in our company, and by providing the participating employees, non-employee directors, consultants and advisors with an additional incentive to promote our success.
Administration
The Plan provides for its administration by the Board of Directors or by a Committee (the "Committee") consisting of at least two persons chosen by the Board each of whom is intended to be an "outside independent director" to the extent required by the rules and regulations of any established stock market exchange or national market system, including, without limitation, The Nasdaq Stock Market, and an "outside director" to the extent required by Section 162(m) of the Internal Revenue Code of 1986 (the "Code").  The following discussion of the Plan assumes that the Plan is administered by the Committee.
The Committee has authority (subject to certain restrictions) to select from the group of eligible employees, non-employee directors, consultants and advisors the individuals or entities to whom awards will be granted under the Plan, and to determine the times at which awards will be granted and the terms of such grants.  The Committee is authorized to interpret the Plan and the interpretation and construction by the Committee of any provision of the Plan or of any award granted under the Plan shall be final and conclusive. The receipt of awards under the Plan by directors or any members of the Committee shall not preclude their vote on any matters in connection with the administration or interpretation of the Plan.
Eligibility
Subject to certain limitations as set forth in the Plan, options to purchase shares may be granted thereunder to persons or entities who, in the case of incentive stock options, are employees of our company or, in the case of nonstatutory stock options, are employees or non‑employee directors of, or certain consultants or advisors to, our company.  Subject to certain limitations as set forth in the Plan, restricted stock, stock appreciation rights, and stock bonus awards may be granted thereunder to persons or entities who are employees or non-employee directors of, or certain consultants or advisors to, us.
As of April 2, 2019, nine employees, five non-employee directors, eight members of our Scientific Advisory Board and persons providing certain consulting services to us were eligible to receive awards under the Plan.

Options
Nature of Options
The Committee may grant options under the Plan which are intended to either qualify as "incentive stock options" within the meaning of Section 422 of the Code or not so qualify.  We refer to options that do not so qualify as "nonstatutory stock options." The Federal income tax consequences relating to the grant and exercise of incentive stock options and nonstatutory stock options are described below under "Federal Income Tax Consequences."
Option Price
The option price of the shares subject to an incentive stock option or a nonstatutory stock option may not be less than the fair market value (as such term is defined in the Plan) of the common stock on the date upon which such option is granted.  In addition, in the case of a recipient of an incentive stock option who, at the time the option is granted, owns more than 10% of the total combined voting power of all classes of our stock or of a parent or of any of our subsidiaries, the option price of the shares subject to such option must be at least 110% of the fair market value of the common stock on the date upon which such option is granted.
On April 4, 2019, the last reported sale price for our common stock on the OTCQB Market was $0.818 per share.
Exercise of Options
An option granted under the Plan shall be exercised by the delivery by the holder to our Secretary at our principal office of a written notice of the number of shares with respect to which the option is being exercised. The notice must be accompanied, or followed within ten days, by payment of the full option price of such shares which must be made by the holder's delivery of (i) a check in such amount, (ii) previously acquired common stock, the fair market value of which shall be determined as of the date of exercise, or (iii) if provided for in a stock option agreement pursuant to which the option is granted, and subject to applicable law, a check in an amount equal to the par value of the common stock being acquired and a promissory note in an amount equal to the balance of the exercise price, or a combination of (i), (ii) and (iii).  Alternatively, if provided for in the award agreement, the holder may elect to have us reduce the number of shares otherwise issuable by a number of shares having a fair market value equal to the exercise price of the option being exercised (a "Net Exercise").
Duration of Options
No incentive stock option granted under the Plan shall be exercisable after the expiration of ten years from the date of its grant. However, if an incentive stock option is granted to a 10% stockholder, the option shall not be exercisable after the expiration of five years from the date of its grant.
Nonstatutory stock options granted under the Plan shall be exercisable for a period of up to ten years from the date of their grant.

Reload Options
The Committee may grant options with a reload feature.  A reload feature shall only apply when the option price is paid by delivery of common stock or by having us reduce the number of shares otherwise issuable to a grantee (in the case of a Net Exercise).  A reload stock option will cover the number of shares tendered in payment of the exercise price (or not issued in the case of a Net Exercise) and will have a per share exercise price not less than the fair market value of the common stock on the date of grant of the reload stock option and, with respect to incentive stock options granted to 10% stockholders, 110% of the fair market value of a share of common stock on the date of grant of the reload option. The term of the reload option shall be equal to the remaining option term of the option which gave rise to the reload option.
Non-Transferability
Options granted under the Plan are not transferable otherwise than by will or the laws of descent and distribution and such options are exercisable, during a holder's lifetime, only by the grantee; provided, however, that a nonstatutory stock option granted under the Plan may, upon the approval of the Committee be transferred in whole or in part during a grantee's lifetime to certain family members of a grantee through a gift or domestic relations offer.
Death, Disability or Termination of Employment
Subject to the terms of the agreement pursuant to which the options are granted, if the employment of an employee or the services of a non-employee director, consultant or advisor shall terminate other than by reason of death or disability, such option may be exercised at any time within three months after such termination, but in no event after the expiration of the option.
Subject to the terms of the agreement pursuant to which the options are granted, if an option holder under the Plan (i) dies while employed by us or while serving as a non‑employee director of, or consultant or advisor to, us, or (ii) dies within three months after the termination of his employment or services for any reason, then such option may be exercised by the estate of the employee, non‑employee director, consultant or advisor, or by a person who acquired such option by bequest or inheritance from the deceased option holder, at any time within one year after his death.
Subject to the terms of the stock option agreement pursuant to which the options are granted, if the holder of an option under the Plan ceases employment or services because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while employed by, or while serving as a non‑employee director of, or consultant or advisor to, us, then such option may be exercised at any time within one year after his termination of employment, termination of directorship, or termination of consulting or advisory arrangement or agreement due to the disability.  Notwithstanding the foregoing, in the event we are a party to an employment, consulting or advisory agreement with a holder of an option and such agreement provides for termination of employment or engagement based upon a disability or other incapacity, then, for such holder, a termination of employment or engagement for disability or other incapacity pursuant to the provisions thereof shall be considered to be a termination based upon permanent and total disability.

Stock Appreciation Rights
The Committee may grant stock appreciation rights (an "SAR") to such persons eligible under the Plan as selected from time to time.  SARs shall be granted at such times, in such amounts and under such other terms and conditions as the Committee shall determine.   An SAR entitles the grantee to exercise the SAR, in whole or in part, in exchange for payment of shares of our common stock, cash or a combination thereof, as determined by the Committee, equal in value to the excess of the fair market value of the shares of our common stock underlying the SAR, determined on the date of exercise, over the fair market value of our common stock underlying the SAR on the date of grant.
No SAR granted under the Plan shall be exercisable after the expiration of ten years from the date of its grant.
Restricted Stock Grants
The Committee may grant restricted stock under the Plan to any individual or entity eligible to receive restricted stock. A restricted stock award is an award of shares of our common stock that is subject to certain conditions on vesting and to certain restrictions on transferability.
Shares granted pursuant to a grant of restricted stock shall vest as determined by the Committee.  Except as otherwise provided in the award agreement, a grantee shall forfeit all shares not previously vested, if any, at such time as the grantee is no longer employed by, or serving as a director of, or rendering consulting or advisory services to, us.
In determining the vesting requirements with respect to a grant of restricted stock, the Committee may impose such restrictions on any shares granted as it may deem advisable including, without limitation, restrictions relating to length of service, corporate performance, attainment of individual or group performance goals and federal or state securities laws.  During the period that the restricted stock is unvested, the grantee will be the record owner of the restricted stock and shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so restricted.  However, if any dividends or distributions are paid in shares of our stock, cash and/or other property during an applicable period of restriction, the shares, cash and/or other property deliverable shall be held by us or a third party custodian or trustee and will be subject to the same restrictions as the restricted stock with respect to which they were issued.
No shares granted pursuant to a grant of restricted stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until, and only to the extent that, such shares are vested.

Stock Bonus Grants
The Committee may grant stock bonus awards to such persons eligible under the Plan as the Committee may select from time to time.  Stock bonus awards shall be granted at such times, in such amounts and under such other terms and conditions as the Committee shall determine.  Shares granted pursuant to a stock bonus shall vest as determined by the Committee.  Except as otherwise provided in the award agreement, a grantee shall forfeit the right to receive all shares not previously vested, if any, at such time as the grantee is no longer employed by, or serving as a director of, or rendering consulting or advisory services to, us.
Amendment and Termination
The Plan (but not the options previously granted thereunder) shall terminate on November 17, 2020, ten years from the date that it was adopted by our Board.  Subject to certain limitations, the Plan may be amended or modified from time to time or terminated at an earlier date by our Board or by the stockholders.
Federal Income Tax Consequences
The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options granted under the Plan.  These rules are highly technical and subject to change.  The following discussion is limited to the federal income tax rules relevant to us and to the individuals who are citizens or residents of the United States.  The discussion does not address state, local or foreign income tax consequences.
Nonstatutory Stock Options
Under the Code and the Treasury Department Regulations, a nonstatutory stock option does not ordinarily have a readily ascertainable fair market value when it is granted. This rule will apply to our grant of nonstatutory stock options.  Consequently, the grant of a nonstatutory stock option to an optionee will result in neither income to him or her nor a deduction to us.  Instead, the optionee will recognize compensation income at the time he or she exercises the nonstatutory stock option in an amount equal to the excess, if any, of the then fair market value of the shares transferred to the optionee over the option price.  Subject to the applicable provisions of the Code and the Treasury Department Regulations regarding withholding of tax, a deduction will be allowable to us in the year of exercise in the same amount as is includable in the optionee's income.
For purposes of determining the optionee's gain or loss on the sale or other disposition of the shares transferred to him or her upon exercise of a nonstatutory stock option, the optionee's basis in such shares will be the sum of the optionee’s option price plus the amount of compensation income recognized by him or her on exercise.  Such gain or loss will be capital gain or loss and will be long-term or short-term depending upon whether the optionee held the shares for more than one year or one year or less.  No part of any such gain will be an item of tax preference for purposes of the alternative minimum tax.
Incentive Stock Options
Options granted under the Plan which qualify as incentive stock options under Section 422 of the Code will be treated as follows:

Except to the extent that the alternative minimum tax rule described below applies, no tax consequences will result to the optionee or us from the grant of an incentive stock option to, or the exercise of an incentive stock option by, the optionee. Instead, the optionee will recognize gain or loss when he or she sells or disposes of the shares transferred to him or her upon exercise of the incentive stock option.  For purposes of determining such gain or loss, the optionee's basis in such shares will be his or her option price. If the date of sale or disposition of such shares is at least two years after the date of the grant of the incentive stock option, and at least one year after the transfer of the shares to the optionee upon exercise of the incentive stock option, the optionee will realize long-term capital gain treatment upon their sale or disposition.
Generally, we will not be allowed a deduction with respect to an incentive stock option.  However, if an optionee fails to meet the foregoing holding period requirements (a so-called  disqualifying disposition), any gain recognized by the optionee upon the sale or disposition of the shares transferred to him or her upon exercise of an incentive stock option will be treated in the year of such sale or disposition as ordinary income, rather than capital gain, to the extent of the excess, if any, of the fair market value of the shares at the time of exercise (or, if less, in certain cases the amount realized on such sale or disposition) over their option price, and in that case we will be allowed a corresponding deduction.
For purposes of the alternative minimum tax, the amount, if any, by which the fair market value of the shares transferred to the optionee upon such exercise exceeds the option price will be included in determining the optionee's alternative minimum taxable income.  In addition, for purposes of such tax, the basis of such shares will include such excess.
To the extent that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year exceeds $100,000, such options will not be incentive stock options.  In this regard, upon the exercise of an option which is deemed, under the rule described in the preceding sentence, to be in part an incentive stock option and in part a nonstatutory stock option, under existing Internal Revenue Service guidelines, we may designate which shares issued upon exercise of such options are incentive stock options and which shares are nonstatutory stock options.  In the absence of such designation, a pro rata portion of each share issued is to be treated as issued pursuant to the exercise of an incentive stock option and the balance of each share treated as issued pursuant to the exercise of a nonstatutory stock option.
New Plan Benefits
The benefits that will be awarded or paid under the Plan are not currently determinable. Awards granted under the Plan are within the discretion of the Committee, and the Committee has not determined future awards or who might receive them.
Plan Benefits
The following table sets forth certain information regarding options granted under the Plan (net of forfeitures), as of April 2, 2019, to (i) each person listed in the Summary Compensation Table under Executive Compensation, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, (iv) each nominee for election as a director, (v) each associate of any such directors, executive officers or nominees, (vi) each other person who received 5% of the options granted and (vii) all employees, including current officers who are not executive officers, as a group:

Name and Position	Common Stock Underlying Options Granted	Weighted Average Exercise Price Per Share
Mark Weinreb Chief Executive Officer, President and Chairman of the Board	1,319,500	$0.75
Lance Alstodt Executive Vice President and Chief Strategy Officer	500,000	$0.75
Francisco Silva Vice President of Research and Development	340,650	$0.75
Robert Paccasassi Vice President of Quality and Compliance	110,000	$0.75
Adam D. Bergstein Senior Vice President, Planning and Business Development(1)	-	$-
A. Jeffrey Radov Director	566,000	$0.75
Paul Jude Tonna Director	364,000	$0.75
Charles S. Ryan Director	256,000	$0.75
John M. Desmarais Director	250,000	$0.75
Robert B. Catell Director	219,000	$0.75
All current executive officers as a group	2,270,150	$0.75
All current directors who are not executive officers as a group	1,655,000	$0.75
All employees, including all current officers who are not executive officers, as a group	2,498,201	$0.75
____________________
(1)	Mr. Bergstein resigned as an officer on October 28, 2018.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth information as of December 31, 2018 with respect to compensation plans (including individual compensation arrangements) under which our shares of common stock are authorized for issuance, aggregated as follows:

•	All compensation plans previously approved by security holders; and
•	All compensation plans not previously approved by security holders.

Equity Compensation Plan Information
Number of securities
	Number of securities		remaining available for
	to be issued upon	Weighted-average	future issuance under
	exercise of	exercise price of	equity compensation plans
	outstanding options	outstanding options	(excluding securities
	(a)	(b)	reflected in column (a))

Equity compensation plans approved by security holders	4,703,785	$3.21	5,251,215

Total	4,703,785	$3.21	5,251,215

Vote Required
The approval of the amendment to the Plan requires the affirmative vote of stockholders who hold a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote.
Recommendation
The Board of Directors recommends a vote FOR approval of the amendment to the Plan to increase the number of shares authorized to be issued from 10,000,000 to 20,000,000.
PROPOSAL 5:  AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
Our Board of Directors has adopted and is recommending that our stockholders approve proposed amendments to our Certificate of Incorporation, and thereby authorize the Board of Directors to select and file one such amendment, to effect a reverse stock split of our outstanding shares of common stock.  Holders of our common stock are being asked to approve the proposal that Article Four of our Certificate of Incorporation be amended to effect a reverse stock split of our common stock at a ratio of not less than 1-for-2 and not more than 1-for-20, with the Board of Directors having the discretion as to whether or not the reverse stock split is to be effected, and with the exact ratio to be determined in the discretion of our Board of Directors.  Pursuant to the law of the State of Delaware, our state of incorporation, the Board of Directors must adopt the amendments to our Certificate of Incorporation and submit the amendments to stockholders for their approval. The form of the proposed amendment to our Certificate of Incorporation to effect the reverse stock split is attached as Appendix A to this proxy statement.
By approving this proposal, stockholders will (i) approve a series of amendments to our Certificate of Incorporation pursuant to which any whole number of outstanding shares between and including two (2) and twenty (20) would be combined into one share of our common stock and (ii) authorize our Board of Directors to file only one such amendment, as determined by our Board of Directors in the manner described herein, and to abandon each amendment not selected by our Board of Directors.  Our Board of Directors believes that stockholder approval of amendments granting our Board of Directors this discretion, rather than approval of a specified ratio, provides our Board of Directors with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and its stockholders.  The Board of Directors may effect only one reverse stock split as a result of this authorization.  The Board of Directors may also elect not to effect any reverse stock split. In determining whether to implement the reverse stock split following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of our common stock;

•	the then prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse stock split on the trading market for our common stock;

•	our ability to have our shares of common stock listed on a stock exchange such as The Nasdaq Stock Market;

•	the anticipated impact of the reverse stock split on our ability to raise additional financing (see “Reasons for the Reverse Stock Split-Contemplated Public Offering” below);

•	which alternative split ratio would result in the greatest overall reduction in our administrative costs; and

•	prevailing general market and economic conditions.
Although our stockholders may approve the reverse stock split, we will not effect the reverse stock split if the Board of Directors does not deem it to be in the best interests of the Company and its stockholders.  The reverse stock split, if authorized pursuant to this resolution and if deemed by the Board of Directors to be in the best interests of the Company and its stockholders, will be effected, if at all, at a time that is not later than one year from the date of the Annual Meeting of Stockholders.
If our Board of Directors determines that effecting the reverse stock split is in our best interest, the reverse stock split will become effective upon filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.  The amendment filed thereby will set forth the number of shares to be combined into one share of our common stock within the limits set forth in this proposal.  Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as such stockholder holds immediately prior to the reverse stock split.
Reasons for the Reverse Stock Split
Our Board of Directors believes that a reverse stock split is desirable for three reasons.  First, the Board of Directors believes that a reverse stock split could improve the marketability and liquidity of our common stock.  Second, the Board of Directors believes that a reverse stock split may facilitate the listing of our common stock on a stock exchange such as The Nasdaq Stock Market. Third, our Board of Directors believes that a reverse split would assist in facilitating the public offering of our common stock that we are seeking to accomplish.

Marketability
Our Board of Directors believes that the increased market price of our common stock expected as a result of implementing a reverse stock split could improve the marketability and liquidity of our stock and could encourage interest and trading in our stock.  Theoretically, the number of shares outstanding and the per share price should not, by themselves, affect the marketability of our common stock, the type of investor who acquires them, or our reputation in the financial community. However, in practice, we believe this is not necessarily the case, as we believe that many investors view low-priced stocks (which we believe constitute stocks that trade and/or quote, as applicable, at or below $5.00 per share) as speculative and generally avoid the purchase of such securities.  Our Board of Directors believes that there is a reluctance of many brokerage firms to recommend low-priced stocks to their retail clients (whether due to internal restrictions and/or limitations or otherwise).  Further, we believe that certain brokerage house policies and practices tend to discourage individual brokers who administer brokerage accounts within those firms from encouraging their clients to transact trades in low-priced stocks. In addition, institutional investors, pursuant to internal policies, often are restricted and/or limited from investing in companies whose stocks trade at less than $5.00 per share.  Stockbrokers are also subject to certain restrictions on their ability to recommend stocks to their retail clients trading at less than $5.00 per share because of what we believe to be a general presumption in the industry that such securities are highly speculative.  In addition, the structure of trading commissions tends to have an adverse impact upon purchasers of low-priced stocks because the brokerage commission on a sale of such securities generally represents a higher percentage of the purchase/sales price than the commission on a relatively higher-priced issue.
The reverse stock split is intended, in part, to result in a price level for our common stock that will increase investor interest and possibly eliminate, or at the least reduce, the resistance of brokerage firms. On April 4, 2019, the closing bid price for our common stock, as reported by the OTCQB market, was $0.818 per share.  No assurances can be given that the market price for our common stock will increase in the same proportion as the reverse stock split or, if increased, that such price will be maintained.  In addition, no assurances can be given that the reverse stock split will increase the price of our common stock to a level in excess of the $5.00 threshold discussed above or otherwise to a level that is attractive to brokerage houses and retail and institutional investors.
Stock Exchange Requirements
Our common stock is currently traded on the OTCQB Market.  Such trading market is considered to be less efficient than that provided by a stock exchange such as The Nasdaq Stock Market.  Our Board of Directors is currently considering whether to seek to have our common stock listed on a stock exchange such as The Nasdaq Stock Market.  In order for us to list our common stock on The Nasdaq Stock Market, we must fulfill certain listing requirements. Set forth below are certain minimum quantitative listing requirements that we must meet, together with a comparison of how we currently stand with regard to the requirements.

Category	Nasdaq Requirement	BioRestorative Therapies, Inc.
Stockholders’ equity (deficiency)	$5,000,000 (3)	($8,641,038) (as of December 31, 2018)

Minimum bid price	$4 (4)	$0.818 (as of April 4, 2019)

Publicly-held shares (1)	1,000,000	11,914,124 (as of April 2, 2019)

Market value of publicly-held shares (1)	$15,000,000 (3)	$9,471,729 (as of April 2, 2019)

Stockholders (round lot holders) (2)	300	265 (as of April 2, 2019)
_______________
(1)	“Publicly-held shares” is defined as total shares outstanding less any shares held by officers, directors and beneficial owners of 10% or more of our outstanding shares.
(2)
Round lot holders are record or beneficial holders of 100 shares or more.  The number of round lot holders of BioRestorative Therapies, Inc. shown only reflects record holders of shares and does not take into account the number of round lot holders who are beneficial holders of shares.

(3)
Nasdaq’s listing rules provide for an alternative $4,000,000 stockholders’ equity requirement, but that threshold must be met in combination with a requirement that either (a) the market value of our outstanding common stock be at least $50,000,000 (the “Market Value Standard”) or (b) we have net income from continuing operations of $750,000 in the latest fiscal year or two of the last three fiscal years and at least a $5,000,000 market value of publicly held shares.

(4)
Nasdaq’s listing rules provide for an alternative $3 minimum closing price requirement, but that threshold must be met in combination with a requirement that we have (a) average annual revenues of $6,000,000 for three years or (b) net tangible assets of $5,000,000 or (c) net tangible assets of $2,000,000 and a three year operating history (the “Alternative Price Requirements”).  Nasdaq’s listing requirements also provide for an alternative $2 minimum closing price requirement, but that threshold must be met in combination with the Market Value Standard and the Alternative Price Requirements.

The Nasdaq Stock Market also requires that an applicant have at least three market makers and comply with certain corporate governance requirements, including having at least three Audit Committee members (each of whom must be independent), at least two Compensation Committee members (each of whom must be independent) and a Board of Directors with a majority of independent members.  In addition, director nominees must be selected, or recommended to the Board of Directors for selection, either by independent directors constituting a majority of the Board of Directors in a vote in which only independent directors participate or by a Nominating Committee comprised solely of independent directors.  Currently, we satisfy the Audit Committee, Compensation Committee, Nominating Committee and Board of Directors composition and independence requirements.

No assurance can be given that, even if we satisfy the above listing requirements, we will apply to have our common stock listed on The Nasdaq Stock Market, or that, if we do so apply, our application will be approved, or that, if our common stock is listed on The Nasdaq Stock Market, we will be able to satisfy the maintenance requirements for continued listing.
Contemplated Public Offering
We have entered into a letter of intent with a broker/dealer for an underwritten public offering of our shares of common stock.  The letter of intent contemplates the listing of our common stock on The Nasdaq Stock Market and the offering of such gross dollar amount of shares of our common stock that would enable us to satisfy the $5,000,000 stockholders’ equity requirement for a Nasdaq Stock Market listing.  Since a reverse split would help facilitate the possible listing of our common stock on The Nasdaq Stock Market, we believe it would facilitate the contemplated public offering.  No assurances can be given as to the timing of the contemplated public offering, that it will be consummated upon the above terms or otherwise or that our shares of common stock will be listed on The Nasdaq Stock Market.  The foregoing discussion with regard to the contemplated public offering is not an offer of our securities for sale or the solicitation of an offer to buy our securities nor should it be interpreted that the contemplated public offering will ever occur. Such offer or solicitation may only be made by a prospectus.
Effects of the Reverse Stock Split
If the reverse stock split is approved and implemented, the principal effect will be to proportionately decrease the number of outstanding shares of our common stock based on the reverse stock split ratio selected by our Board of Directors.  We have registered our common stock as a class under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act.  Our shares of common stock currently trade on the OTCQB market under the symbol “BRTX”. The reverse stock split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the OTCQB market. Following the reverse stock split, our common stock will continue to be listed on the OTCQB market under the symbol “BRTX,” although it will be considered a new listing with a new CUSIP number.  See, however, “Stock Exchange Requirements” and “Contemplated Public Offering” above.
Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed reverse stock split (other than as a result of the payment of cash in lieu of fractional shares as described below).  For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the reverse stock split will generally continue to hold 2% of the voting power of the outstanding shares of our common stock immediately following the reverse stock split.  Moreover, the number of stockholders of record will not be affected by the reverse stock split (except to the extent any stockholders are cashed out as a result of holding fractional shares).  After the reverse stock split, the shares of our common stock will have the same voting rights and rights to dividends and distributions as, and will be identical in all other respects to, our common stock now authorized.

Risks Associated with the Reverse Stock Split
There are risks associated with the reverse stock split, including that the reverse stock split may not result in a sustained increase in the per share price of our common stock. There is no assurance that:
•	the market price per share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding;

•	the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

•
the market price per share will either exceed or remain in excess of the minimum bid price required by The Nasdaq Stock Market, or that we will otherwise meet the requirements of The Nasdaq Stock Market; or

•	the contemplated public offering will be consummated following the reverse stock split.

Board Discretion to Implement or Abandon Reverse Stock Split
The reverse stock split will be effected, if at all, only upon a determination by our Board of Directors that the reverse stock split (with a ratio determined by our Board of Directors as described above) is in our best interest. Such determination shall be based upon certain factors, including, but not limited to, our ability to meet stock exchange listing requirements, existing and expected marketability and liquidity of our common stock and the expense of effecting the reverse stock split. Notwithstanding approval of the reverse stock split by our stockholders, our Board of Directors may, in its sole discretion, abandon the proposal and determine, prior to the effectiveness of any filing with the Secretary of State of the State of Delaware, not to effect the reverse stock split.  If our Board of Directors fails to implement the reverse stock split on or prior to the one year anniversary of this meeting, stockholder approval again would be required prior to implementing any reverse stock split.
Reduction in Authorized Common Stock
In the event the Reverse Stock Split Proposal is approved, then, subject to stockholder approval of Proposal 6: “Amendment to Certificate of Incorporation to Reduce Number of Authorized Shares of Common Stock”, we intend to reduce the number of authorized shares of common stock, as discussed in Proposal 6.
Potential Anti-Takeover Effects of a Reverse Stock Split
Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposals discussed herein, that may be used as an anti-takeover mechanism. As discussed in Proposal 6: “Amendment to Certificate of Incorporation to Reduce Number of Authorized Shares of Common Stock”, the reverse stock split, if effected, may result in a relative increase in the number of authorized but unissued shares of our common stock vis-à-vis the outstanding shares of our common stock and, could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board of Directors.  A relative increase in the number of authorized shares of common stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. A relative increase in our authorized shares could potentially deter takeovers, including takeovers that our Board of Directors has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The reverse stock split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the reverse stock split may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.  However, the Board of Directors is not aware of any attempt to take control of our Company and the Board of Directors has not considered the reverse stock split to be a tool to be utilized as a type of anti-takeover device.

Effective Date
If implemented by our Board of Directors, the reverse stock split would become effective upon the filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.  Except as explained below with respect to fractional shares, on the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the reverse stock split ratio determined by the Board of Directors within the limits set forth in this proposal.
Fractional Shares
No fractional shares of common stock will be issued as a result of the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing price of our shares of common stock on the day immediately preceding the effective date of the reverse stock split, as reported on the OTCQB market (or, if the closing price of our common stock is not then reported on the OTCQB market, then the fair market value of our shares of common stock as determined by the Board of Directors) by (ii) the number of shares of our common stock held by such stockholder that would otherwise have been exchanged for such fractional share interest.
Effect on Outstanding Stock Options and Warrants
All outstanding options and warrants to purchase shares of our common stock, including any held by our officers and directors, would be adjusted as a result of the reverse stock split. In particular, the number of shares issuable upon the exercise of each instrument would be reduced, and the exercise price per share would be increased, in accordance with the terms of each instrument and based on the ratio of the reverse stock split.

Our 2010 Equity Participation Plan (the “Plan”) is designed primarily to provide stock-based incentives to employees and non-employee directors.  There are currently 10,000,000 shares of common stock authorized to be issued pursuant to the Plan, of which 45,000 shares have been issued and 4,782,535 shares are issuable upon the exercise of outstanding options.  If Proposal 4: “Amendment to the Company’s 2010 Equity Participation Plan” is approved by the stockholders of the Company, there will be 20,000,000 shares of common stock authorized to be issued pursuant to the Plan. If the reverse stock split is approved by our stockholders and our Board of Directors decides to implement the reverse stock split, as of the effective date, the number of shares issuable pursuant to the Plan will be proportionately adjusted downward using the reverse stock split ratio selected by our Board of Directors.
Other Effect
If approved, the reverse stock split will result in some stockholders owning “odd-lots” of fewer than 100 shares of common stock.  Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in “round-lots” of even multiples of 100 shares.
Exchange of Stock Certificates
As soon as practicable after the effective date, stockholders will be notified that the reverse stock split has been effected.  Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates.  Holders of pre-reverse stock split shares (“Old Shares”) will be asked to surrender to the exchange agent certificates representing pre-reverse stock split shares in exchange for certificates representing post-reverse stock split shares (“New Shares”) in accordance with the procedures to be set forth in a letter of transmittal to be sent by us.   No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.  Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.
No Appraisal Rights
Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the proposed amendment to our Certificate of Incorporation to effect the reverse stock split.
Tax Consequences
The proposed reverse stock split is being presented for approval based upon the expectation that, among other things, no gain or loss will be recognized by the holders of our common stock (except to the extent of cash, if any, received in lieu of fractional shares) or by us.  A holder who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the Old Shares allocated to the fractional share interest and the cash received.

Each stockholder will have a basis in the New Shares equal to the basis of the Old Shares (except to the extent the basis is allocated to fractional shares).  For purposes of determining whether gain or loss on a subsequent disposition is long-term or short-term, the holding period of the New Shares will include the period during which the corresponding Old Shares were held, provided such corresponding Old Shares were held as a capital asset on the date of filing of the amendment to our Certificate of Incorporation.
No ruling has been requested from the Internal Revenue Service with respect to the foregoing tax matters.  Stockholders should consult their own tax advisors as to the effect of the reverse stock split under applicable tax laws.
Vote Required
The approval and adoption of the proposal to authorize our Board of Directors to effect a reverse stock split requires the affirmative vote of stockholders who hold a majority of the outstanding shares of common stock entitled to vote.
Recommendation
The Board of Directors recommends that stockholders vote FOR the approval of the proposal to authorize the Board of Directors to effect the reverse stock split, as described above.

PROPOSAL 6: AMENDMENT TO CERTIFICATE OF INCORPORATION TO REDUCE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
In the event the Board, pursuant to stockholder authority, determines to effect a reverse stock split, as discussed in Proposal 5: “Amendment to Certificate of Incorporation to Effect a Reverse Stock Split” above, the number of shares of common stock that will be outstanding will be proportionately reduced based on the reverse stock split ratio selected.  The number of shares of common stock that were issued and outstanding as of April 2, 2019 was 14,825,502.  The number of shares of common stock that we are authorized to issue is 75,000,000 (subject to adjustment to 150,000,000 as provided for in Proposal 3: “Amendment to Certificate of Incorporation to Increase Number of Authorized Shares of Common Stock”).
The proposal being submitted to the stockholders provides that, in the event a reverse stock split is effected, our Board will have the discretion to reduce the number of our authorized shares of common stock to a number which results in a ratio of authorized shares of common stock to issued and outstanding shares of common stock that most closely approximates the ratio of our authorized common stock to issued and outstanding common stock immediately prior to the reverse stock split. Accordingly, assuming that our Board determines to implement a 1-for-10 reverse stock split (which, based on the number of issued and outstanding shares of common stock as of April 2, 2019, would reduce the number of issued and outstanding shares to approximately 1,482,550), our Board would have the authority to reduce our authorized common stock in the same proportion. Assuming the stockholders approve Proposal 3, our Board would have the authority to reduce the number of shares of common stock that we are authorized to issue from 150,000,000 to 15,000,000.  However, our Board will have the sole discretion to determine whether or not to implement such a reduction in authorized shares of common stock in connection with the reverse stock split. Alternatively, our Board will have the sole discretion to implement a reduction in authorized shares of common stock to a lesser degree such that, following the reverse stock split, the ratio of authorized shares of common stock to issued and outstanding shares of common stock would be higher than that in effect prior to the reverse stock split. Therefore, in the event that our Board determines to implement a reverse stock split but not to implement a proportionate reduction in authorized shares of common stock, we would, in effect, have authority to issue a greater number of shares of common stock than prior to the reverse stock split. There are no written or oral plans, arrangements or understandings with respect to the issuance of any such additional shares of common stock except as discussed under Proposal 5: “Amendment to Certificate of Incorporation to Effect a Reverse Stock Split – Reasons for the Reverse Stock Split – Contemplated Public Offering”.  Also see Proposal 5: “Amendment to Certificate of Incorporation to Effect a Reverse Stock Split – Potential Anti-Takeover Effects of a Reverse Stock Split”.
Vote Required
The approval of the amendment to our Certificate of Incorporation to reduce the number of authorized shares of common stock requires the affirmative vote of stockholders who hold a majority of the outstanding shares of common stock entitled to vote.

Recommendation
The Board of Directors recommends a vote FOR the approval of the proposal to authorize our Board of Directors, in connection with a reverse stock split and in its discretion, to reduce the number of shares of common stock authorized to be issued.
PROPOSAL 7: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has selected Marcum LLP as our independent registered public accounting firm to examine our financial statements for the fiscal year ending December 31, 2019.
Although ratification by stockholders is not required by our organizational documents or other applicable law, our Board of Directors has determined that requesting ratification by stockholders of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 is a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee of our Board may reconsider whether or not to retain Marcum LLP, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.
Marcum LLP served as our independent registered public accountants for the fiscal years ended December 31, 2018 and 2017.
It is not expected that a representative of Marcum LLP will attend the meeting.
The following is a summary of the fees billed or expected to be billed to us by Marcum LLP for professional services rendered with respect to the fiscal years ended December 31, 2018 and 2017:
Fee Category	2018	2017
Audit Fees(1)	$110,846	$144,551
Audit-Related Fees(2)	-	-
Tax Fees(3)	10,000	9,000
All Other Fees(4)	-	-
	$120,846	$153,551
 ________________

(1)
Audit Fees consist of fees billed and expected to be billed for services rendered for the audit of our consolidated financial statements for the fiscal years ended December 31, 2018 and 2017 and in connection with the filing of Forms S-1 and S-8 registration statements.

(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit of our financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees consist of fees billed for professional services related to preparation of our U.S. federal and state income tax returns and tax advice.
(4)	All Other Fees consist of fees billed for products and services provided by our independent registered public accountants, other than those disclosed above.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accountants, and approves in advance any services to be performed by the independent registered public accountants, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent registered public accountants. The fees shown above were pre-approved either by our Board or our Audit Committee.
Vote Required
The ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 requires the affirmative vote of stockholders who hold a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote.
Recommendation
The Board of Directors recommends that stockholders vote FOR the ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.
PROPOSAL 8:  ADJOURNMENT TO SOLICIT ADDITIONAL PROXIES
Stockholders are being asked to grant authority to proxy holders to vote in favor of one or more adjournments of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt one or more of the foregoing proposals.  If this proposal is approved, the meeting could be successively adjourned to any date. In accordance with our bylaws, a vote on adjournments of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt one or more of the foregoing proposals may be taken in the absence of a quorum. We do not intend to call a vote on adjournments of the meeting to solicit additional proxies if the adoption of each of the foregoing proposals is approved at the meeting.  If the meeting is adjourned to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use.
Vote Required
The approval of authority to adjourn the meeting requires the affirmative vote of stockholders who hold a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote.

Recommendation
The Board of Directors recommends that stockholders vote FOR adjournments of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt one or more of the foregoing proposals.
STOCKHOLDER PROPOSALS
Stockholder proposals intended to be presented at our next annual meeting of stockholders pursuant to the provisions of Rule 14a-8 of the SEC, promulgated under the Exchange Act, must be received at our offices in Melville, New York by December [    ], 2019 for inclusion in our proxy statement and form of proxy relating to such meeting.
The following requirements with respect to stockholder proposals and stockholder nominees to our Board of Directors are included in our bylaws.
Stockholder Proposals
In order for a stockholder to make a proposal at an annual meeting of stockholders, under our bylaws, timely notice must be received by us in advance of the meeting. To be timely, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not less than 45 days nor more than 75 days prior to the one-year anniversary of the date on which we first mailed the proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the meeting is convened more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting or if no annual meeting was held in the preceding year, to be timely a stockholder’s notice must be received not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

A stockholder’s notice must set forth as to each matter the stockholder proposes to bring before the annual meeting certain information regarding the proposal, including the following:

•
a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest (financial or other) of such stockholder in such business; and

•
with respect to the stockholder proposing such business or the beneficial owner, if any, on whose behalf the proposal is made: (i) the name and address of each such party; (ii) the class and number of shares that are beneficially owned by each such party; (iii) any derivative instruments that are beneficially owned by each such party and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of our capital stock; (iv) any proxy or arrangement pursuant to which either party has a right to vote any shares; (v) any short interest in any of our securities; (vi) any rights to dividends that are separated from our underlying shares; (vii) any proportionate interest in our capital stock or any derivative instruments held by a general or limited partnership in which either party is a general partner or beneficially owns a general partner; (viii) any performance-related fees (other than an asset-based fee) that each such party is entitled to based on any increase or decrease in the value of our capital stock or any derivative instruments; (ix) any other information relating to each such party that would be required to be disclosed in a proxy statement; and (x) a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of at least that percentage of voting power of all of our shares of capital stock required under applicable law to carry the proposal.

Stockholder Nominees
In order for a stockholder to nominate a candidate for director at an annual meeting of stockholders, under our bylaws, timely notice of the nomination must be received by us in advance of the meeting. To be timely, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not less than 45 days nor more than 75 days prior to the one-year anniversary of the date on which we first mailed the proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the meeting is convened more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting or if no annual meeting was held in the preceding year, to be timely a stockholder’s notice must be so received not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

The stockholder sending the notice of nomination must describe various matters, including the following:

•
as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for election of such nominee as a director pursuant to Regulation 14A under the Exchange Act;

•
with respect to the stockholder proposing such nomination or the beneficial owner, if any, on whose behalf the nomination is made: (i) the name and address of each such party; (ii) the class and number of shares that are beneficially owned by each such party; (iii) any derivative instruments that are beneficially owned by each such party and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of our capital stock; (iv) any proxy or arrangement pursuant to which either party has a right to vote any shares; (v) any short interest in any of our securities; (vi) any rights to dividends that are separated from our underlying shares; (vii) any proportionate interest in our capital stock or any derivative instruments held by a general or limited partnership in which either party is a general partner or beneficially owns a general partner; (viii) any performance-related fees (other than an asset-based fee) that each such party is entitled to based on any increase or decrease in the value of our capital stock or any derivative instruments; (ix) any other information relating to each such party that would be required to be disclosed in a proxy statement; and (x) a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of at least that percentage of voting power of all of the shares of our capital stock reasonably believed to be sufficient to elect the nominee or nominees proposed to be nominated; and

•	the written consent by the nominee, agreeing to serve as a director if elected.

These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement.
Any notice given pursuant to the foregoing requirements must be sent to our Secretary at 40 Marcus Drive, Suite One, Melville, New York 11747.  The foregoing is only a summary of the provisions of our bylaws that relate to stockholder proposals and stockholder nominations for director. Any stockholder desiring a copy of our bylaws will be furnished one without charge upon receipt of a written request therefor.
OTHER BUSINESS
While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the meeting, we have no knowledge of any matters to be presented at the meeting other than those listed as Proposals 1, 2, 3, 4, 5, 6, 7 and 8 in the notice. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This proxy statement is accompanied by a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Form 10-K”).
The following information from our Form 10-K, as filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, is hereby incorporated by reference into this proxy statement:
•	“Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in Item 7 thereof;

•	our audited consolidated financial statements as of December 31, 2018 and 2017 and for the years then ended, included in Item 8 thereof (found following Item 16 thereof); and

•	“Changes in and Disagreements with Accountants on Accounting and Financial Disclosure,” included in Item 9 thereof.

Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

Mark Weinreb
Chief Executive Officer
Melville, New York
April [    ], 2019

APPENDIX A
FORM OF
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
OF BIORESTORATIVE THERAPIES, INC.
It is hereby certified that:
1. The name of the corporation (hereinafter called the “Corporation”) is BioRestorative Therapies, Inc.  The date of the filing of its Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware was December 22, 2014 under the name “BioRestorative Therapies, Inc.”, with an effective date of January 1, 2015.
2. The Certificate of Incorporation is hereby amended to change the capitalization of the Corporation by:
(i) Deleting the first sentence of Article FOURTH in its entirety and replacing it with the following sentence: “The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred seventy million (170,000,000), consisting of one hundred fifty million (150,000,000) shares of Common Stock, par value $.001 per share (the “Common Stock”), and twenty million (20,000,000) shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”).”
(ii) Adding the following to the end of Article FOURTH:
“Upon the effectiveness of the Certificate of Amendment to the Certificate of Incorporation to effect a plan of recapitalization of the Common Stock by effecting a 1-for-[   ] reverse stock split with respect to the issued and outstanding shares of the Common Stock (the “Reverse Stock Split”), without any change in the powers, preferences and rights or qualifications, limitations or restrictions thereof, such that, without further action of any kind on the part of the Corporation or its stockholders, every [*] [(     )]shares of Common Stock outstanding or held by the Corporation in its treasury on the date of the filing of the Certificate of Amendment (the “Effective Date”) shall be changed and reclassified into one (1) share of Common Stock, par value $0.001 per share, which shares shall be fully paid and nonassessable shares of Common Stock. There shall be no fractional shares issued.  A holder of record of Common Stock on the Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing price of the Common Stock on the day immediately preceding the Effective Date, as reported on the OTCQB market (or, if the closing price of the Common Stock is not then reported on the OTCQB market, then the fair market value of the Common Stock as determined by the Board of Directors of the Corporation) by (ii) the number of shares of Common Stock held by such stockholder that would otherwise have been exchanged for such fractional share interest.”
3. The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

EXECUTED, this      day of         , 2019.
BioRestorative Therapies, Inc.
By:
Mark Weinreb
Chief Executive Officer

*
By approving this amendment, stockholders will approve the combination of any whole number of shares of common stock between and including [   ] [(            )] and [   ] [(            )]into one (1) share.  The certificate of amendment filed with the Secretary of State of the State of Delaware, if any, will include only that number determined by the Board of Directors to be in the best interests of the Corporation and its stockholders. In accordance with these resolutions, the Board of Directors will not implement any amendment providing for a different reverse stock split ratio.  By approving this amendment, stockholders will also authorize the Board of Directors in its discretion to reduce the number of authorized shares of common stock in connection with the reverse stock split.

BioRestorative Therapies, Inc.
40 Marcus Drive
Melville, New York 11747

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

BIORESTORATIVE THERAPIES, INC.

The Board of Directors recommends you vote FOR the following.

1. Election of Directors.

Nominees:	**For All**	**Withhold All**	**For All Except**	**To withhold authority to vote for any individual nominee, mark "For All Except" and write the number of the nominee on the line below.**
01) Paul Jude Tonna 02) John M. Desmarais	☐	☐	☐	______________

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. To approve on a non-binding advisory basis the compensation of the Company's executive officers.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
3. To approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of common stock authorized to be issued by the Company from 75,000,000 to 150,000,000.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
7. To ratify the selection of Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6, 7 AND 8. THE PROXYHOLDER WILL HAVE DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING.

Signature [Please Sign Within Box]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS OF

BIORESTORATIVE THERAPIES, INC.

May 30, 2019

**Please date, sign and mail
your proxy card in the
envelope provided
as soon as possible.**

Please detach along perforated line and mail in the envelope provided.

BIORESTORATIVE THERAPIES, INC.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Mark Weinreb as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated on the reverse side, all the shares of common stock of BioRestorative Therapies, Inc. held of record by the undersigned at the close of business on April 2, 2019 at the Annual Meeting of Stockholders to be held on May 30, 2019 or any adjournment thereof.

IF YOU VOTE BY TELEPHONE OR BY INTERNET, DO NOT MAIL THE PROXY CARD. YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXY TO VOTE IN THE SAME MANNER AS YOU VOTED YOUR PROXY CARD. THE TELEPHONE AND INTERNET VOTING FACILITIES WILL CLOSE AT 11:59 P.M. ON MAY 29, 2019.

(Continued and to be signed on the reverse side)